Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of

September 27, 2019

among

Postal Realty LP,
as Borrower,

THE LENDERS PARTY HERETO

and

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION,
as Administrative Agent

BMO CAPITAL MARKETS CORP.,

as Syndication Agent

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Table of Contents

(continued)

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Table of Contents

(continued)

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SCHEDULES:

Schedule 1.01 – Initial Subsidiary Guarantors

Schedule 2.01 – Commitments

Schedule 2.05 – Initial Borrowing Base Properties

Schedule 2.23 – Special Subsidiaries

Schedule 2.24 – Foreign Jurisdiction Operating Subsidiaries

Schedule 3.05(b) – Rent Roll

Schedule 3.05(c) – Initial Property Management Agreements

Schedule 3.06 – Disclosed Matters

Schedule 3.15 – Initial Subsidiaries

Schedule 3.16 – Initial Real Properties

Schedule 6.01 – Existing Indebtedness

Schedule 6.08 – Transactions with Affiliates

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Note

Exhibit C – Form of Guaranty

Exhibit D – Form of Compliance Certificate

Exhibit E – Form of Property Worksheet

Exhibit F – Form of Joinder Agreement

Exhibit G – Form of Borrowing Base Certificate

Exhibit H – Form of Pledge Agreement

Exhibit I-1 – U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit I-2 – U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit I-3 – U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes

Exhibit I-4 – U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes

Exhibit J – Form of Borrowing Request

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CREDIT AGREEMENT dated as of September 27, 2019 (this “Agreement”), among Postal Realty LP, a Delaware limited partnership (the “Borrower”), the LENDERS party hereto and PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as Administrative Agent.

The Borrower has requested that the Lenders (as hereinafter defined) extend credit to the Borrower from time to time in an aggregate principal amount not exceeding $100,000,000 (subject to increase in accordance with Section 2.21) at any one time outstanding. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lender” has the meaning set forth in Section 2.21(c).

“Acquisition” means any transaction, or series of related transactions, by which the Borrower or any Subsidiary (a) acquires any Real Property that is to be designated as an Eligible Property or (b) directly or indirectly acquires, whether through the purchase of assets, merger or otherwise, at least a majority of the Equity Interests in a Person that is to be designated as a Subsidiary Guarantor.

“Act” has the meaning set forth in Section 9.16.

“Additional Commitment Amount” has the meaning set forth in Section 2.21(a).

“Additional Commitment Notice” has the meaning set forth in Section 2.21(a).

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Revenue” has the meaning set forth in the definition of “Net Operating Income”.

“Administrative Agent” means People’s United Bank, National Association in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent appointed pursuant to Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning set forth in Section 9.01(d).

“Agent’s Account” means an account of the Administrative Agent designated as such from time to time in writing to the Borrower, into which all payments shall be made hereunder.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day; provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and provided, further, if the LIBO Screen Rate shall not be available at such time for such Interest Period then the LIBO Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Consolidated Entities from time to time concerning or relating to bribery or corruption.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of any Governmental Authority, including, to the extent having the force of law, all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Credit Exposure of each Lender.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurocurrency Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency Spread”, as the case may be, based upon the Consolidated Leverage Ratio reflected in the most recent Compliance Certificate delivered pursuant to this Agreement.

Consolidated Leverage Ratio:	ABR Spread	Eurocurrency Spread

> 55%	1.40%	2.40%

< 55% but > 50%	1.15%	2.15%

< 50% but > 45%	0.90%	1.90%

< 45%	0.70%	1.70%

For purposes hereof, any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to this Agreement. If a Compliance Certificate shall not be timely delivered as provided in this Agreement, until such time as such Compliance Certificate is so delivered the Applicable Rate shall be the highest rate per annum provided for above (i.e., 1.40% for ABR Loans and 2.40% for Eurocurrency Loans).

“Approved Eligible Property” has the meaning set forth in Section 2.05(b).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Purpose” means any of the following: (a) repayment of existing Indebtedness of the Borrower Group Entities, (b) acquisitions of Real Property (or of Equity Interests of Persons owing Real Property) by the Borrower or any Subsidiary (including deposits and fees, costs and all expenses related thereto) and (c) working capital and other general corporate purposes, including, without limitation, Permitted Acquisitions.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Adjusted LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the Adjusted LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Adjusted LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Adjusted LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Alternate Base Rate”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1)	a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.14(b) and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.14(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Borrower Group Entities” means, collectively, the REIT, the Borrower and each Subsidiary; the Borrower Group Entities are individually referred to as a “Borrower Group Entity”.

“Borrower Information” has the meaning set forth in Section 1.05.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, as of any date of determination, an amount equal to fifty percent (50%) of the Borrowing Base Portfolio Value.

“Borrowing Base Certificate” means a certificate of a Financial Officer, in the form of Exhibit G.

“Borrowing Base Entities” means, collectively, the Borrower and each Subsidiary Guarantor, in each case, while it directly or indirectly owns all or a portion of a Borrowing Base Property; the Borrowing Base Entities are individually referred to as a “Borrowing Base Entity”.

“Borrowing Base Net Operating Income” means, for any period, the aggregate amount of Net Operating Income for each Borrowing Base Property during such period.

“Borrowing Base Portfolio Value” means, as of any date of determination, the aggregate of:

(a) for any Borrowing Base Property that was acquired by a Borrowing Base Entity less than twelve (12) calendar months prior to such date, the lesser of (i) the quotient obtained by dividing (A) the Net Operating Income of such Borrowing Base Property as of such date by (B) the Capitalization Rate or (ii) the Net Purchase Price paid by such Borrowing Base Entity to acquire such Borrowing Base Property; and

(b) for any Borrowing Base Property that was acquired by a Borrowing Base Entity twelve (12) calendar months or more prior to such date, the quotient obtained by dividing (i) the Net Operating Income of such Borrowing Base Property as of such date by (ii) the Capitalization Rate.

Notwithstanding the foregoing, no more than twenty-five percent (25%) of the Borrowing Base Portfolio Value shall be calculated pursuant to clause (a)(ii) above and therefore, if such twenty-five percent (25%) is reached, the balance of the Borrowing Base Portfolio Value shall be calculated based on Net Operating Income divided by the Capitalization Rate.

“Borrowing Base Properties” means, collectively, each Real Property identified on Schedule 2.05 and each Approved Eligible Property admitted as a Borrowing Base Property after the Effective Date pursuant to Section 2.05, in each case, that has not been disqualified as a Borrowing Base Property pursuant to Section 2.05(d) or released as a Borrowing Base Property pursuant to Section 2.05(e); the Borrowing Base Properties are individually referred to as a “Borrowing Base Property”.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit J or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

“Capital Lease Obligations” means, with respect to any Person for any period, the capitalized amount of obligations under Capital Leases for such Person for such period as determined in accordance with GAAP; provided that any change in GAAP after the Effective Date that would require lease obligations that would be treated as operating leases as of the Effective Date to be classified and accounted for as capital leases or otherwise reflected on the consolidated balance sheet of the Consolidated Entities, for the purposes of determining compliance with any covenant contained herein, such obligations shall be treated in the same manner as operating leases are treated as of the Effective Date.

“Capitalization Rate” means a rate of 8.0%.

“Cash” means any assets, which are in the form of, or are readily convertible into, money, including, without limitation, cash, checks, and other negotiable instruments, deposits with any bank or financial institution (whether demand deposits or time deposits).

“Cash Equivalents” means (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit, banker’s acceptances and time deposits with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $250,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (b) above; and (f) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $250,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Change in Control” means:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than any Spodek Group Member, of Equity Interests representing 33% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the REIT;

(b) at any point during a period of twenty-four (24) consecutive months, individuals who at the beginning of such twenty-four (24) month period were directors of the REIT, together with any directors whose election or nomination for election to the board of directors of the REIT (whether by the board of directors of the REIT or any shareholder of the REIT) was approved by a majority of the directors who were either directors of the REIT at the beginning of such twenty-four (24) month period or whose election or nomination for election was so approved, cease to constitute a majority of the board of directors of the REIT;

(c) the REIT shall cease to (i) either be the sole general partner of, or wholly own and control the general partner of, the Borrower or (ii) own, directly or indirectly, greater than fifty percent (50%) of the Equity Interests in the Borrower;

(d) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than the REIT or any Spodek Group Member, of Equity Interests representing 33% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower; or

(e) the Borrower shall cease to directly or indirectly own one hundred percent (100%) of the Equity Interests in any Subsidiary Guarantor (unless concurrently therewith such Subsidiary Guarantor is released from the Guaranty in accordance with Section 2.05(e)).

“Change in Law” the occurrence after the Effective Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning set forth in Section 9.15.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, the Operating Account and the Equity Interests in the Subsidiary Guarantors.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or (c) increased from time to time pursuant to Section 2.21. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications” has the meaning set forth in Section 9.01(d).

“Compliance Certificate” means a certificate of a Financial Officer, in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt Service Coverage Ratio” means, for any period, the ratio of (a) the Borrowing Base Net Operating Income for such period to (b) the sum of all regularly scheduled interest payments due from the Borrower (whether paid or unpaid) on account of the Loans during such period, annualized.

“Consolidated EBITDA” means, for any period and without duplication, the net income (loss) of the Consolidated Entities for such period plus, to the extent deducted in determining the net income (loss) in accordance with GAAP for such period, each of the following:

(a) depreciation and amortization;

(b) interest expense;

(c) income tax expense;

(d) extraordinary, unusual or nonrecurring items, including without limitation, gains and losses from the sale of properties (but not from the sale of properties by any taxable real estate investment trust subsidiary);

(e) unrealized gains and losses resulting from hedging arrangements;

(f) non-cash stock compensation costs for such period;

(g) fees, costs and expenses (including, without limitation, legal fees costs and expenses) incurred in connection with the negotiation, execution and delivery of the Loan Documents and all amendments, modifications, supplements and waivers thereto; and

(h) such other items as the Administrative Agent may approve in its reasonable discretion.

“Consolidated Entities” means the Borrower Group Entities and any other Persons the accounts of which are consolidated with those of the REIT in accordance with GAAP; the Consolidated Entities are individually referred to as a “Consolidated Entity”.

“Consolidated Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA to (b) Consolidated Fixed Charges. The Consolidated Fixed Charge Coverage Ratio shall be calculated as of the end of each calendar quarter, commencing with the quarter ending September 30, 2019, based upon the trailing three (3) month period (for the first calendar quarter following the Effective Date), six (6) month period (for the second calendar quarter following the Effective Date) or nine (9) month period (for the third calendar quarter following the Effective Date), in each case annualized, and thereafter calculated as of the end of each calendar quarter based on the trailing twelve (12) month period.

“Consolidated Fixed Charges” means, for any period, the sum of (a) the interest expense of the Consolidated Entities for such period, plus (b) all regularly scheduled principal payments made with respect to Indebtedness of the Consolidated Entities during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, plus (c) all dividends or distributions paid by any Consolidated Entity to any Person that is not a Consolidated Entity during such period in respect of its Disqualified Capital Stock.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Indebtedness to (b) Consolidated Total Asset Value.

“Consolidated Secured Indebtedness Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Secured Indebtedness to (b) Consolidated Total Asset Value.

“Consolidated Tangible Net Worth” means, of any date of determination, the amount by which (a) the Consolidated Total Asset Value exceeds (b) the total liabilities of the Consolidated Entities, less general intangibles and other intangible assets, including goodwill, patents, trademarks, copyrights, franchises, organization expenses, deferred expenses and unbilled rent receivables, as determined in accordance with GAAP.

“Consolidated Total Asset Value” means, as of any date of determination, the sum of (a) Consolidated Total Real Estate Asset Value, (b) Cash and Cash Equivalents of the Consolidated Entities, plus, with respect to any Lease, restricted Cash used to pay tenant improvement allowances, lease commission fees and other amounts payable pursuant to the terms of such Lease, and (c) the Consolidated Entities’ marketable securities available for sale.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate amount of all Indebtedness of the Consolidated Entities on such date determined on a consolidated basis.

“Consolidated Total Real Estate Asset Value” means, as of any date of determination, the aggregate of:

(a) for any Real Estate Asset that was acquired by a Borrower Group Entity less than twelve (12) calendar months prior to such date, the lesser of (i) the quotient obtained by dividing (A) the Net Operating Income of such Real Estate Asset as of such date by (B) the Capitalization Rate and (ii) the Net Purchase Price paid by such Borrower Group Entity to acquire such Real Estate Asset; and

(b) for any Real Estate Asset that was acquired by a Borrower Group Entity twelve (12) calendar months or more prior to such date, the quotient obtained by dividing (i) the Net Operating Income of such Real Estate Asset as of such date by (ii) the Capitalization Rate.

Notwithstanding the foregoing, no more than twenty-five percent (25%) of the Consolidated Total Real Estate Asset Value shall be calculated pursuant to clause (a)(ii) above and therefore, if such twenty-five percent (25%) is reached, the balance of the Consolidated Total Real Estate Asset Value shall be calculated based on Net Operating Income divided by the Capitalization Rate.

“Consolidated Total Secured Indebtedness” means, as of any date of determination, the aggregate amount of Consolidated Total Indebtedness that is secured by a Lien.

“Consolidated Total Unsecured Debt” means, as of any date of determination, the aggregate amount of Consolidated Total Indebtedness that is not Consolidated Total Secured Indebtedness.

“Consolidated Unsecured Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Unsecured Debt to (b) the Borrowing Base Portfolio Value.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 9.19.

“Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount of Loans of such Lender at such time.

“Credit Parties” means, collectively, the Administrative Agent and each Lender; the Credit Parties are individually referred to as a “Credit Party”.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Persons” means a Person (a) listed in the annex to, or otherwise subject to the provisions of, any Executive Order; (b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (the “SDN List”) or is otherwise the subject of any Sanctions Laws and Regulations; or (c) in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.

“Development Property” means a Real Property currently under development or redevelopment or on which the improvements related to the development that are necessary for the intended use of such Real Property have not been completed.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposition” means the sale, conveyance, ground lease or other transfer, whether voluntary or involuntary, direct or indirect, of any legal or beneficial interest in a Real Property or of the Equity Interests in any direct or indirect Subsidiary; provided that, for the avoidance of doubt, neither a pledge of the Equity Interests in a Person nor the granting of a Lien on any Real Property shall constitute a “Disposition”.

“Disqualification Event” has the meaning set forth in Section 2.05(d).

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days following the Maturity Date (excluding any provisions requiring redemption upon a “change of control” or similar event; provided that such “change of control” or similar event results in the prior payment in full in cash of the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the termination or expiration of the Commitments), (b) is convertible into or exchangeable for (i) debt securities or (ii) any Equity Interest referred to in (a) above, in each case, at any time on or prior to the date that is ninety-one (91) days following the Maturity Date or (c) is entitled to receive scheduled dividends or distributions in cash prior to the time that the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are paid in full in cash.

“dollars” or “$” refers to lawful money of the United States of America.

“Early Opt-in Election” means the occurrence of:

(1)	(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.14(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Adjusted LIBO Rate or the LIBO Rate, and

(2)	(i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means September 27, 2019.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, DebtX and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Property” means a Real Property owned by the Borrower or any Subsidiary which is a Single Purpose Entity and which Real Property satisfies all of the following requirements:

(a) such Real Property is 100% directly owned in fee simple by the Borrower or such Subsidiary, and, if owned by such Subsidiary, then such Subsidiary is owned, directly or indirectly, 100% by the Borrower;

(b) the United States Postal Service facility at such Real Property (i) has not been closed, (ii) has not been designated for closing, whether by public announcement (including via website) or otherwise and (iii) no proceedings for closure have been initiated for such facility at such Real Property;

(c) such Real Property is located in the United States of America;

(d) the owner of such Real Property (i.e., the Borrower or such Subsidiary, as the case may be) shall have the right to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Real Property as security for Indebtedness, and (ii) to sell, transfer or otherwise dispose of such Real Property;

(e) such Real Property is not subject to any Lien, other than Permitted Encumbrances, and the Borrower’s direct and indirect ownership interest in such Subsidiary is not subject to any Lien, other than the Liens granted pursuant to the Pledge Agreement;

(f) neither such Real Property nor the Borrower’s direct or indirect ownership interest in such Subsidiary is subject to any Negative Pledge except for the Negative Pledge set forth in this Agreement;

(g) such Real Property is not a Development Property;

(h) such Real Property is free of all structural defects, title defects or other adverse matters except for defects or matters which are not individually or collectively material to the profitable operation of such Real Property;

(i) such Real Property is not the subject of any condemnation proceeding(s) that is or are material to the profitable operation of such Real Property;

(j) such Real Property is not affected by any material casualty loss which has not been restored, repaired or replaced as required under the terms of the Loan Documents; and

(k) such Real Property is 100% occupied by a single tenant pursuant to a Postal Lease that has not terminated and is not scheduled to expire within three (3) months after the date such Real Property would be included as a Borrowing Base Property hereunder (or, in the case of clause (1) of Section 2.05(d), within three (3) months after the date the criteria for Eligible Property is retested as described in such clause).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or notices issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters (with respect to exposure to Hazardous Materials).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or, except in the case of Section 9.03(b), indemnities), of any Borrower Group Entity directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Report” means, with respect to a Real Property, a written review of the environmental condition of such Real Property, performed by an environmental consultant selected by the Borrower and reasonably acceptable to the Administrative Agent and in form substantially the same as such reviews delivered to the Administrative Agent in connection with the Real Properties initially included in the Borrowing Base or such other form as is reasonably acceptable to the Administrative Agent.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any Equity Interests in such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the REIT or the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the REIT, the Borrower or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the REIT, the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the REIT, the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the REIT, the Borrower or any of their respective ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the REIT, the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the REIT, the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the REIT, the Borrower or any of their respective ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning set forth in Article VII.

“Event of Loss” means with respect to any Real Property (a) any loss, destruction or damage of such Real Property or (b) any actual or pending condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Real Property, or confiscation of such Real Property or requisition of the use of such Real Property.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation of such Guarantor if, and to the extent that, all or a portion of the Guaranty is or becomes illegal as to such Guarantor under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty becomes effective against such Guarantor with respect to such Swap Obligation; provided, for the avoidance of doubt, in determining whether any Guarantor is an “eligible contract participant” under the Commodity Exchange Act, the keepwell agreement set forth in Section 11 of the Guaranty shall be taken into account. If a Swap Obligation of a Guarantor arises under a Master Agreement (or Guarantee in respect thereof) governing more than one Swap Agreement, such exclusion shall apply only to the portion of such Swap Obligation of such Guarantor that is attributable to Swap Agreements for which the Guaranty is or becomes excluded as to such Guarantor in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.

“Executive Order” has the meaning set forth in the definition of “Sanctions Laws and Regulations”.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Financial Officer” means any chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financial Statements” means (a) until the first delivery of the financial statements of the Consolidated Entities pursuant to Sections 5.01(a) or (b), (i) the consolidated balance sheet of the Consolidated Entities as at the last day of the calendar quarter ending June 30, 2019 and the consolidated statements of income, changes in equity and of cash flows of the Consolidated Entities for such calendar quarter, prepared in accordance with GAAP (except for the omission of notes and subject to year-end adjustments) and (ii) Property Financial Statements for each Real Property for the calendar quarter ending June 30, 2019 and (b) after the first delivery of the financial statements of the Consolidated Entities pursuant to Sections 5.01(a) or (b), the most-recent financial statements furnished pursuant to Section 5.01(a) or (b).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Funds From Operations” means, for any period, the sum of the following for the REIT (determined on a consolidated basis in accordance with GAAP): (a) net income plus (b) depreciation, amortization and non-cash stock-based compensation.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. “Guaranteed” has the meaning correlative thereto.

“Guarantors” means, collectively, the REIT and each Subsidiary Guarantor; the Guarantors are individually referred to as a “Guarantor”.

“Guaranty” means the Guaranty made by each Initial Guarantor (including the REIT and each Initial Subsidiary Guarantor) on the Effective Date (and thereafter joined in by any Subsidiary Guarantor pursuant to a Joinder Agreement) in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit C, as the same may be modified and in effect from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case, which are regulated pursuant to any Environmental Law.

“Impacted Interest Period” means any Interest Period for which the LIBO Screen Rate is not available.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(d) Capital Lease Obligations;

(e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock of such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus (without duplication and only to the extent required to be paid) accrued and unpaid dividends;

(f) all Guarantees of such Person in respect of any of the foregoing of another Person;

(g) the net amount of all Swap Obligations of such Person; and

(h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on real property (including accounts and contract rights relating thereto) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but limited to the lesser of (i) the fair market value of the property subject to such Lien and (ii) the aggregate amount of the obligations so secured.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of any Capital Lease Obligations on any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The net amount of any Swap Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. All Loans shall constitute Indebtedness of the Borrower.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, or (c) a Borrower Group Entity or any of its Affiliates.

“Information” has the meaning set forth in Section 9.12.

“Initial Subsidiary Guarantors” means those Persons set forth on Schedule 1.01.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and the Maturity Date and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and, in the case of a Eurodollar Borrowing with an Interest Period of six months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, for any Person: (a) any purchase or other acquisition by that Person of securities, or of a beneficial interest in securities, issued by any other Person, (b) any purchase by that Person of a Real Property or the purchase of assets of another Person that constitute a business unit, (c) any loan (other than loans to employees), advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. “Investment” shall not include any promissory notes or other consideration paid to it or by a tenant in connection with leasing activities. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

“Involuntary Insolvency Default” means, with respect to any Person, an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (a) liquidation, reorganization or other relief in respect of such Person or any of its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit F hereto, executed and delivered by a new Subsidiary Guarantor in accordance with the provisions of Section 2.05(c)(ii), Section 2.22(a)(i) or Section 2.23(a).

“Leases” means all leases and other agreements or arrangements (including, without limitation, all amendments, side letters, riders and other agreements relating to such lease) to which a Borrower Group Entity is party as lessor providing for the use, enjoyment or occupancy of all or a portion of any Real Property.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for a period equal in length to such Interest Period as displayed on page LIBOR01 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement (including without limitation, schedules and exhibits thereto), the Notes, the Guaranty, the Security Documents, any letter agreements with respect to fees payable to the Administrative Agent and/or the Lenders and any agreements entered into by any Loan Party in connection therewith, including amendments, modifications or supplements thereto or waivers thereof.

“Loan Parties” means, collectively, the Borrower and each Guarantor; the Loan Parties are individually referred to as a “Loan Party”.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Master Agreement” has the meaning set forth in the definition of “Swap Agreement”.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower Group Entities taken as a whole, (b) the business, assets, operations or financial condition of the Borrowing Base Properties taken as a whole, (c) the ability of any Loan Party to perform any of its obligations under this Agreement or the other Loan Documents to which it is a party or (d) the rights of or benefits available to the Credit Parties under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower Group Entities in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of a Borrower Group Entity in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower Group Entity would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means September 27, 2023; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Dividend Payout Ratio” means, as of any date of determination, the ratio for any period (expressed as a percentage) of (a) all Restricted Payments made during such period to (b) the aggregate amount of Funds From Operations for such period. The Maximum Dividend Payout Ratio shall be calculated as of the end of each calendar quarter, commencing on September 30, 2019 based upon the trailing three (3) month period (for the first calendar quarter following the Effective Date), six (6) month period (for the second calendar quarter following the Effective Date) or nine (9) month period (for the third calendar quarter following the Effective Date), in each case annualized, and thereafter calculated as of the end of each calendar quarter based on the trailing twelve (12) month period.

“Maximum Loan Amount” means, as of any date of determination, the lesser of (a) the aggregate of all Commitments as then in effect and (b) the Borrowing Base.

“Maximum Rate” has the meaning set forth in Section 9.15.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

“Net Operating Income” means, as of any date, with respect to any Real Property, (A) all rental and other income actually collected and attributable to tenants in occupancy and pursuant to executed Leases with respect to such Real Property, annualized, based on a trailing three (3) month Property Financial Statement (adjusted to (a) eliminate income from tenants in bankruptcy unless and until such time as any such tenants emerge from bankruptcy as an operating business without having rejected their respective Leases in such bankruptcy, (b) eliminate income from tenants in default under their respective Leases after expiration of any applicable notice and cure periods with respect to the default in question, (c) eliminate income from tenants with Leases that will expire within three (3) months after such date and (d) provide for vacancy and collection loss allowance equal to the greater of (i) actual vacancy and collection loss and (ii) 2.0%) (“Adjusted Revenue”), minus (B) the sum of (x) the amount of all expenses incurred in connection with operation of such Real Property for such period (adjusted for seasonality), including, without limitation, amounts accrued for the payment of real estate taxes, property maintenance, and insurance premiums, but excluding any interest expense or other debt service charges and property-related and corporate general and administrative expenses and any non-cash charges such as depreciation or amortization of financing costs, plus (y) a capital expenditures reserve equal to $0.15 per interior square foot of the improvements, plus (z) without duplication of the property management fee (if any) included in the expenses referred to in clause (x) immediately above, a property management fee equal to at least three percent (3%) of gross income (“Property Operating Expenses”). Net Operating Income shall be based on the most recently ended calendar quarter on or prior to such date for which a duly completed Property Worksheet have been delivered by the Borrower to Administrative Agent. Notwithstanding the foregoing:

1.	for the purpose of calculating Net Operating Income for a Real Property that the Borrower does not directly or indirectly wholly own, the Net Operating Income of such Real Property shall be limited to a percentage of such Net Operating Income equal to the percentage of such Real Property owned, directly or indirectly, by the Borrower;

2.	with respect to any Real Property being acquired in conjunction with an Borrowing, Net Operating Income, for the purposes of determining the Maximum Loan Amount at such time, shall be calculated as (I) projected, annualized rental and other income collectable and attributable to tenants in occupancy and paying rent, and pursuant to executed Leases (adjusted with the same conditions (a) – (d) above), minus (II) projected operating expenses on an annual basis, which shall be calculated as $0.55 per interior square foot (collectively, “Underwritten NOI”); and

3.	with respect to calculating the financial covenants under Section 6.07 as of the end of a calendar quarter, Net Operating Income from any Real Property purchased during such calendar quarter for which there is not yet a trailing three (3) month operating history, shall be calculated as the lower of (i) the Underwritten NOI for such Real Property, as determined at the time of acquisition of such Real Property, and (ii) such Real Property’s Adjusted Revenue minus such Real Property’s Property Operating Expenses, annualized, for the period corresponding to the applicable Borrower Group Entity’s ownership of such Real Property (i.e., trailing 1 month, trailing 2 month, etc.).

“Net Purchase Price” means, with respect to any Real Estate Asset, the aggregate purchase price for such asset (as set forth in the settlement statement or other similar documentation for such acquisition, as certified by the Borrower to Administrative Agent and Lenders as being a true and complete copy of such settlement statement or other similar documentation) minus all third party closing fees, costs and expenses, and all other reasonable and documented fees, costs and expenses incurred by any Borrower Group Entity in connection with the purchase thereof.

“Non-Borrowing Base Properties” means, collectively, each Real Property owned or leased by any Borrower Group Entity other than a Borrowing Base Property; the Non-Borrowing Base Properties are individually referred to as a “Non-Borrowing Base Property”.

“Non-Recourse Indebtedness” means any Indebtedness (a) under the terms of which the payee’s remedies upon the occurrence of any event of default are limited to specific, identified assets of the payor which secure such Indebtedness and (b) for the repayment of which the payor has no personal liability beyond the loss of such specified assets, except for liability for fraud, material misrepresentation or misuse or misapplication of insurance proceeds, condemnation awards or rents, existence of Hazardous Materials and other then customary exceptions to non-recourse provisions.

“Notes” means the promissory notes provided for in Section 2.10(e)(i) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and in effect from time to time.

“Obligations” means, collectively, (a) all obligations, liabilities and indebtedness of every nature of the Loan Parties, from time to time owing to the Administrative Agent or any Lender under or in connection with this Agreement or any other Loan Document, including principal, interest, fees (including fees of counsel), and expenses whether now or hereafter existing under the Loan Documents and (b) all Specified Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Account” means the deposit account of the Borrower maintained at People’s United Bank, National Association, and designated as such by the Borrower and the Administrative Agent in writing prior to the Effective Date.

“Organizational Documents” means: (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, (b) for any partnership, the partnership agreement, any certificate of formation, and any other instrument or agreement relating to the rights between the partners or pursuant to which such partnership is formed, (c) for any limited liability company, the operating agreement, any articles of organization or formation, and any other instrument or agreement relating to the rights between the members, pertaining to the manager, or pursuant to which such limited liability company is formed, and (d) for any trust, the trust agreement and any other instrument or agreement relating to the rights between the trustors, trustees and beneficiaries, or pursuant to which such trust is formed.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Owner’s Policy” has the meaning set forth in Section 2.05(b)(i).

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an Acquisition by the Borrower or any Subsidiary that meets all of the following criteria:

(a) no Default and no Event of Default shall exist immediately before the consummation of such Acquisition and immediately after the consummation of such Acquisition;

(b) any Person acquired in connection with such Acquisition shall become a Subsidiary Guarantor and all actions required under Section 2.22 shall be consummated with respect to such newly-acquired Subsidiary;

(c) on the date of such Acquisition, after giving pro forma effect to such Acquisition and any Indebtedness and Liens incurred in connection therewith, the Borrower shall be in compliance with the financial covenants contained in Section 6.07;

(d) the Borrower Group Entities and each newly-acquired Subsidiaries are in compliance with Section 6.03(b); and

(e) at least five (5) Business Days (or such shorter period of time as the Administrative Agent may otherwise agree) prior to the consummation of such Acquisition, the Borrower shall deliver to the Administrative Agent written notice of such Acquisition and an officer’s certificate certifying as to compliance with the matters set forth in clauses (a) and (c) above, together with all relevant financial information for such Person or assets to be acquired as may be reasonably requested by the Administrative Agent.

“Permitted Disposition” means any of the following:

(a) any Disposition of a Borrowing Base Property after or simultaneously with its removal in accordance with Section 2.05(e);

(b) any Disposition of all or any portion of a Non-Borrowing Base Property or assets with respect thereto; provided that the financial covenants in Section 6.07 would not be violated on a pro forma basis after giving effect to any such Disposition;

(c) any Disposition by Borrower or its Subsidiaries of the Equity Interests in any other Person (including any Subsidiary which is not a Loan Party), provided that (i) the financial covenants in Section 6.07 would not be violated on a pro forma basis after giving effect to any such Disposition and (ii) in the case of a Disposition of the Equity Interests in a Subsidiary Guarantor, such Subsidiary Guarantor is concurrently released in accordance with Section 2.05(e);

(d) any Disposition of personal property that is (i) obsolete or worn-out, (ii) being replaced by other personal property of better or equivalent value, (iii) no longer used or useful in the business of the relevant entity, or (iv) not material to the operation of a Real Property or the conduct of business of the Borrower Group Entity that owns such property prior to its Disposition;

(e) any grant of an easement or similar right that is a Permitted Encumbrance;

(f) the making of any Restricted Payment that is permitted hereunder;

(g) the making of any Investment that is permitted hereunder;

(h) the lease, assignment or sublease of any real or personal property (other than, with respect to a Subsidiary Guarantor, the lease, assignment or sublease of a Borrowing Base Property that is not a Postal Lease) that does not materially interfere with the business of the Borrower Group Entities, taken as a whole, as determined in good faith by the Borrower and Administrative Agent;

(i) foreclosures on assets or Dispositions of assets required by law, governmental regulation or any Governmental Authority provided that (i) the financial covenants in Section 6.07 would not be violated on a pro forma basis after giving effect to any such foreclosure or Disposition and (ii) the Borrower has complied with Section 2.05;

(j) the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business (other than exclusive, worldwide licenses of material intellectual property owned by a Borrower Group Entity that are longer than three (3) years);

(k) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) the lapse or abandonment of intellectual property rights in the ordinary course of business which, in the good faith determination of Borrower, are not material to the conduct of the business of the Borrower Group Entities taken as a whole;

(m) the granting of Liens not prohibited by this Agreement;

(n) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(o) Permitted Payments and other Dispositions for at least fair market value (as determined in good faith by the Borrower) of any property the Disposition of which is necessary for the REIT to maintain its status as a “real estate investment trust” under the Code; and

(p) Dispositions (other than Dispositions of Real Property) with respect to which (i) a Borrower Group Entity receives consideration at the time of such Disposition at least equal to the fair market value (as determined in good faith by Borrower) of the assets sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by such Borrower Group Entity is in the form of Cash or Cash Equivalents; provided that the financial covenants in Section 6.07 would not be violated after giving effect to any such Disposition.

“Permitted Encumbrances” means:

(a) Liens securing the Obligations;

(b) Liens imposed by law for Taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Person obligated to pay such Taxes, assessments or other governmental charges in accordance with GAAP;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations, in each case (i) that are not overdue by more than ninety (90) days or (ii) are for sums being contested in good faith by appropriate proceedings so long as adequate reserves with respect thereto are maintained on the books of the Person obligated to pay such obligations in accordance with GAAP;

(d) the rights of the United States Postal Service under any Postal Lease, in each case, other than rights or options to purchase, rights of first offer to purchase or rights of first refusal to purchase;

(e) Liens securing obligations in the nature of personal property financing leases for furniture, furnishings or similar assets, Capital Lease Obligations and other purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the obligations secured thereby does not exceed the cost or fair market value of the property being acquired on the date of acquisition, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capital Leases;

(f) Liens incidental to the conduct of the business of any Subsidiary that owns a Real Property including Liens arising with respect to easements, zoning restrictions, use restrictions, rights-of-way, licenses, reservations, covenants, encroachments, building restrictions, broker’s liens, liens arising under leases and reciprocal easement agreements, irregularities in title and other charges or encumbrances on real property or the use of assets of any such Subsidiary which do not materially interfere with the ordinary course of business of such Subsidiary, and that (i) do not secure any monetary obligations for borrowed money, (ii) do not violate any terms and conditions of this Agreement, and (iii) could not reasonably be expected to result in a Material Adverse Effect;

(g) any (i) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (ii) subject to the following clause (iii), Lien or restriction that the interest or title of such lessor or sublessor may be subject or (iii) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as, in the case of an Approved Eligible Property, an Eligible Property and a Borrowing Base Property, the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(h) Liens consisting of judgment or judicial attachment Liens, provided that (x) the claims giving rise to such Liens are being diligently contested in good faith by appropriate proceedings, (y) adequate reserves for the obligations secured by such Liens have been established and (z) enforcement of such Liens have been stayed; and

(i) such other Liens as Administrative Agent has approved in writing in Administrative Agent’s reasonable discretion.

“Permitted Payments” has the meaning set forth in Section 5.13(c).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the REIT, the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledge Agreement” means the Pledge Agreement executed and delivered by the Borrower and UPH to the Administrative Agent on the Effective Date substantially in the form of Exhibit H, as the same shall be modified and in effect from time to time.

“Pledge Joinder” has the meaning set forth in the Pledge Agreement.

“Postal Lease” means a Lease to the United States Postal Service (or any subdivision thereof) in the form of lease issued by the United States Postal Service from time to time, provided that (i) such form does not allow for the tenant thereunder to assign the Lease without the consent of the landlord thereunder, unless the assignor remains liable for all obligations of the tenant under the Lease from and after the assignment of the Lease, and (ii) the tenant under the Lease pays all real estate taxes at the property, either by direct payment to the municipality, or by reimbursing the landlord under the Lease.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by People’s United Bank, National Association as its prime rate in effect at its office located at 250 Park Avenue, Suite 905, New York, New York 10177; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Property Financial Statement” means, with respect to a Real Property for any period, management prepared unaudited revenue and operating expense reports for such Real Property for such period; provided that with respect to the Real Properties owned by United Post Office Investments, LLC, the Property Financial Statement shall constitute a single report for all such Real Properties, on a consolidated basis.

“Property Management Agreements” means, collectively, the management agreements entered into by the Property Manager from time to time, as the same may be modified and in effect from time to time; the Property Management Agreements are individually referred to a “Property Management Agreement”.

“Property Manager” means Postal Realty Management TRS, LLC, a Delaware limited liability company.

“Property Operating Expenses” has the meaning set forth in the definition of “Net Operating Income”.

“Property Worksheet” means a property worksheet certified by a Financial Officer, in the form of Exhibit E.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 9.19.

“Qualifying Lease” means, as of any date of determination, a Postal Lease that satisfies all of the following: (a) that is in full force and effect, (b) under which there is no ongoing material tenant or landlord default (including, but not limited to, any monetary default), which remains uncured for forty-five (45) days (or, if such default is susceptible of remedy and the parties are proceeding with diligence and in good faith to remedy such failure, then such forty-five (45) day cure period shall be extended for an additional sixty (60) days), and (c) with respect to which the tenant thereunder is not Insolvent. For purpose of this definition, a tenant is “Insolvent” if, as of the date of determination with respect to such tenant, any of the following events or circumstances is continuing: (i) such tenant has made an assignment for the benefit of creditors; (ii) such tenant has filed a petition in bankruptcy, has been adjudicated insolvent or bankrupt, has petitioned or applied to any tribunal for any receiver or any trustee of it or any substantial part of its property; (iii) such tenant has commenced any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law of any jurisdiction; (iv) such tenant has had commenced against it any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law of any jurisdiction, and such proceeding has remained undismissed for a period of ninety (90) days, or such tenant has by any act indicated its acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or has allowed any such receivership or trusteeship to continue undischarged for a period of ninety (90) days; or (v) such tenant has taken any action to authorize any of the foregoing. Notwithstanding the foregoing clauses to the contrary, provided that a Postal Lease is assumed in any bankruptcy proceeding, the filing of a bankruptcy petition in and of itself shall not cause a Qualifying Lease to no longer be a Qualifying Lease.

“Quarterly Date” means the third (3rd) Business Day following the last day of each calendar quarter in each year, the first of which shall be the first such day after the Effective Date.

“Real Estate Assets” means those fixed and tangible properties consisting of land, buildings and/or other improvements owned by one of the Borrower Group Entities, but excluding all leasehold interests.

“Real Property” means each of those parcels (or portions thereof) of real property owned or leased by one of the Borrower Group Entities.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” has the meaning set forth in Section 9.04(b).

“REIT” means Postal Realty Trust, Inc., a Maryland corporation.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Rent Roll” has the meaning set forth in Section 3.05(b).

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than fifty percent (50%) of the sum of the total Credit Exposures and unused Commitments at such time; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and (ii) at all times when there are two (2) or more non-Defaulting Lenders party to this Agreement that are not Affiliates of one another, the term “Required Lenders” shall include at least two (2) non-Defaulting Lenders that are not Affiliates of one another.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and any successor thereto.

“Sanctions Laws and Regulations” means (a) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by OFAC and (b) any sanctions measures imposed by the United Nations Security Council, European Union or the United Kingdom.

“Security Documents” means, collectively, this Agreement, the Pledge Agreement and any other Loan Documents entered into after the Effective Date that, by their terms, provide security for payment and performance of the Obligations.

“Single Purpose Entity” means a Person, other than an individual, which (a) is formed or organized solely for the purpose of owning one or more Real Properties, (b) does not engage in any business unrelated to clause (a) immediately above, (c) has not and will not have any assets other than those related to its activities in accordance with clauses (a) and (b) immediately above, (d) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (e) holds itself out as being a Person, separate and apart from any other Person, (f) does not and will not commingle its funds or assets with those of any other Person, (g) conducts its own business in its own name, (h) maintains separate financial statements and files its own tax returns (or if its tax returns are consolidated with those of the Consolidated Entities, such returns shall clearly identify such Person as a separate legal entity), (i) pays its own debts and liabilities when they become due out of its own funds, (j) observes all partnership, corporate, limited liability company or trust formalities, as applicable, and does all things necessary to preserve its existence, (k) except as expressly permitted by the Loan Documents, maintains an arm’s-length relationship with its Affiliates and shall not enter into any Contractual Obligations with any Affiliates except as permitted under this Agreement, (l) pays the salaries of its own employees, if any, (m) does not guarantee or otherwise obligate itself with respect to the debts of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person, except with respect to the Guaranty and as otherwise permitted under the Loan Documents, (n) does not acquire obligations of or securities issued by its partners, members or shareholders, (o) allocates fairly and reasonably shared expenses, including any overhead for shared office space, (p) uses separate stationery, invoices, and checks, (q) does not and will not pledge its assets for the benefit of any other Person (except as permitted under the Loan Documents) or make any loans or advances to any other Person, (r) does and will correct any known misunderstanding regarding its separate identity, (s) maintains adequate capital in light of its contemplated business operations, (t) has and will have a partnership or operating agreement, certificate of incorporation or other organizational document which complies with the requirements set forth in this definition, (u) does not and will not incur any Indebtedness other than the Obligations.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” means, when used with respect to any Person, that at the time of determination: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities; (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Special Subsidiaries” means those Persons set forth on Schedule 2.23.

“Specified Swap Obligations” means, collectively, (a) all Swap Obligations of any Loan Party owing to any Lender or any Affiliate of any Lender arising from, by virtue of, or pursuant to any Swap Agreement that relates solely to the Obligations described in clause (a) of the definition of “Obligations” and (b) any Guarantee by any Guarantor of such Swap Obligations of a Loan Party; provided, however, the “Specified Swap Obligations” of any Guarantor shall exclude all Excluded Swap Obligations with respect to such Guarantor.

“Spodek Group Members” means Andrew Spodek and Persons Controlled by Andrew Spodek; the Spodek Group Members are individually referred to as a “Spodek Group Member”.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing at least 50% of the equity or at least 50% of the ordinary voting power or, in the case of a partnership, at least 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Subsidiary of the Borrower that is the direct or indirect owner of a Borrowing Base Property from time to time; provided that Subsidiary Guarantors may be released as such as provided in Section 2.05(e), and Subsidiaries shall be added as Subsidiary Guarantors pursuant to Joinder Agreements delivered pursuant to Section 2.05(c)(ii), Section 2.22(a)(i) or Section 2.23(a).

“Supported QFC” has the meaning set forth in Section 9.19.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), including any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means any obligation to pay or perform under any Swap Agreement (or Guarantee thereof), including all present and future indebtedness, liabilities, and obligations now or hereafter owing under such Swap Agreement (or such Guarantee).

“Swap Termination Value” means, as to any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant Direction Notice” means, with respect to the tenant under a Lease, a direction letter, in form and substance reasonably acceptable to the Administrative Agent, directing such tenant to deposit all payments due the landlord under such Lease directly into the Operating Account, it being agreed that, with respect to any Postal Lease, the form of direction letter issued by the United States Postal Service from time to time for use with such Postal Lease is an acceptable form.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement, the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

“Type” means, when used in reference to any Loan or Borrowing, whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Underwritten NOI” has the meaning set forth in the definition of “Net Operating Income”.

“Uniform Commercial Code” means the Uniform Commercial Code in effect from time to time in the State of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

“UPH” means UPH Merger Sub LLC, a Delaware limited liability company.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 9.19.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(f)(ii)(B)(3).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurocurrency Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.

SECTION 1.05 Borrower Information Used to Determine Applicable Rate. The parties understand that the Applicable Rate set forth herein is to be determined and/or adjusted from time to time based upon the Consolidated Leverage Ratio, which Consolidated Leverage Ratio is determined based upon certain financial information to be provided or certified to the Administrative Agent and the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the Applicable Rate calculated for any period was lower or higher than it should have been had the correct information been timely provided, then, the Applicable Rate for such period shall be automatically recalculated using correct Borrower Information. In the event that the Applicable Rate calculated for any period was lower than it should have been had the correct information been timely provided, the Borrower shall pay to the Administrative Agent, for the account of each Lender, the additional interest due because of such recalculation within five (5) Business Days after receipt of written notice from Administrative Agent specifying the amount of additional interest due. In the event that the Applicable Rate calculated for any period was higher than it should have been had the correct information been timely provided and the Borrower overpaid interest on account thereof and notified the Administrative Agent in writing of same, the Agent shall credit the amount of such overpayment against the next payment(s) of interest coming due after receipt of such notice. Any recalculation of interest required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s or any Lender’s other rights under this Agreement or any other Loan Document; provided, however, none of the Administrative Agent or any Lender shall be required to disgorge any overpayment in interest for which the Administrative Agent receives notice from the Borrower as aforesaid after repayment of the Obligations in full and termination or expiration of the Commitments.

ARTICLE II

The Credits

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in Dollars in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Credit Exposures exceeding the Maximum Loan Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith.

(b) Each Lender at its option may make any Eurocurrency Loan by causing any domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is not less than $500,000. At the time that any ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Maximum Loan Amount. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (7) Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request not later than 10:00 a.m., New York time, three (3) Business Days before the date of the proposed Borrowing; provided, however, in no event shall the Borrower be entitled to submit a request for a Borrowing if such Borrowing is contingent upon a Real Property being included in the Borrowing Base until the Borrower has been notified in accordance with Section 2.05(b) that such Real Property is an Approved Eligible Property and the Borrower has otherwise satisfied the conditions set forth in Section 2.05(c) with respect to such Approved Eligible Property (or Administrative Agent is satisfied that such conditions will be satisfied prior to the time such Borrowing is to be advanced in accordance with this Agreement or concurrently with the advance of such Borrowing in accordance with this Agreement). Each such Borrowing Request may be revocable and shall be made by (x) telecopy or e-mail, in each case with telephone confirmation or (y) hand delivery, to the Administrative Agent. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Eurocurrency Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Reserved.

SECTION 2.05 Borrowing Base Properties.

(a) Borrowing Base Properties. The Real Properties identified on Schedule 2.05 shall, on the Effective Date, be Borrowing Base Properties.

(b) Request to Include Additional Borrowing Base Properties. If after the Effective Date the Borrower desires that the Lenders include any additional Eligible Property as a Borrowing Base Property, the Borrower shall so notify the Administrative Agent in writing and deliver to the Administrative Agent the following, in form and substance reasonably satisfactory to the Administrative Agent:

(i) if available, a copy of a pro forma ALTA Owner Policy of Title Insurance (“Owner’s Policy”) covering such Eligible Property, together with copies of any Schedule A or Schedule B items set forth therein, as may be requested by the Administrative Agent and made available by the title company issuing such Owner’s Policy;

(ii) if an Owner’s Policy is unavailable, a title report for such Eligible Property evidencing that such Eligible Property is not encumbered by any Indebtedness (unless such Indebtedness will be repaid in full in connection with a Borrowing to be made on the date such Eligible Property is included as a Borrowing Base Property) or any other Lien other than Permitted Encumbrances;

(iii) copies of the insurance certificates in respect of insurance required by Section 5.05(b) covering such Eligible Property;

(iv) copies of all Organizational Documents with respect to each Subsidiary that directly or indirectly owns or will directly or indirectly own such Eligible Property;

(v) a copy of the Postal Lease for one hundred percent (100%) of the square footage of such Eligible Property and an estoppel from the United States Postal Service to the extent requested by Administrative Agent;

(vi) if available, evidence of historical operating expenses for such Eligible Property for the three (3) year period immediately preceding the Borrower’s request to include such Eligible Property as a Borrowing Base Property;

(vii) UCC search report with respect to the direct and indirect Equity Interests owned by the Borrower in the Subsidiary that will directly own such Eligible Property; and

(viii) an Environmental Report with respect to such Eligible Property prepared or updated not more than six (6) months prior to the date such Eligible Property is included as a Borrowing Base Property.

If, after receipt and review by the Administrative Agent of the foregoing documents and information, the Administrative Agent is prepared to accept such Eligible Property (an “Approved Eligible Property”) as a Borrowing Base Property, the Administrative Agent shall so notify the Borrower and each Lender promptly after receipt and completion of review of all of such documents and information.

(c) Conditions to Addition of an Approved Eligible Property as a Borrowing Base Property. Each of the following conditions must be satisfied prior to any Approved Eligible Property becoming a Borrowing Base Property hereunder:

(i) no Default and no Event of Default shall exist and be continuing, except to the extent that such Default would be cured by the inclusion of such Approved Eligible Property as a Borrowing Base Property and, if applicable, the making of any prepayment or the removal of one or more other properties as Borrowing Base Properties at or prior to the time such Approved Eligible Property becomes a Borrowing Base Property hereunder;

(ii) the Borrower shall deliver, or caused to be delivered, to the Administrative Agent, at the Borrower’s sole expense, (A) if each Subsidiary that will directly or indirectly own such Approved Eligible Property is not already a Subsidiary Guarantor, (1) a Joinder Agreement duly executed by each such Subsidiary, whereby each such Subsidiary would become a Subsidiary Guarantor; (2) the items that would have been delivered under Section 4.01(c) if such Subsidiary had been a Subsidiary Guarantor on the Effective Date and assuming that such Approved Eligible Property is a Borrowing Base Property as of the effective date of the Joinder Agreement executed by each such Subsidiary, and (3) all documentation and other information that the Administrative Agent or any Lender (through the Administrative Agent) reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations (provided that the documentation and information required pursuant to this clause (A)(3) shall be provided at least five (5) days prior to the date on which such Approved Eligible Property is treated as a Borrowing Base Property), and (B) such updates to the Schedules attached hereto as would be required to reflect the addition of such Approved Eligible Property as a Borrowing Base Property and the addition of each such Subsidiary as a Subsidiary Guarantor;

(iii) unless previously delivered pursuant to Section 2.05(b)(i), the Administrative Agent shall have received a copy of the Owner’s Policy for such Approved Eligible Property ;

(iv) the Borrower shall have provided, or caused to be provided, to the Administrative Agent certificates of insurance evidencing the insurance policies required for such Approved Eligible Property meeting the requirements of the certificates of insurance previously approved by the Administrative Agent for such Approved Eligible Policy, together with evidence of the payment of premiums therefor that are then due and payable;

(v) the Borrower shall have delivered to the Administrative Agent one or more legal opinions of counsel as to each Subsidiary Guarantor that will directly or indirectly own such Approved Eligible Property, such opinion(s) of counsel to be consistent with the type and form of legal opinion(s) delivered on the Effective Date with respect to the Subsidiary Guarantors as of the Effective Date; provided that if such Subsidiary Guarantor is covered by such a legal opinion previously delivered to Administrative Agent and, subsequent to the delivery of that legal opinion, has not been released from the Guaranty nor changed its jurisdiction of formation, then a new legal opinion covering such Subsidiary Guarantor shall not be required under this Section 2.05(c)(v);

(vi) the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying (A) that the conditions set forth in this Section 2.05(c) have been satisfied; (B) that all financial and operating information delivered to the Administrative Agent pursuant to this Agreement in connection with such Approved Eligible Property is complete and correct in all material respects; (C) that all representations and warranties relating to a Subsidiary Guarantor and a Borrowing Base Property set forth in this Agreement are true and correct in all material respects (or, if any such representation or warranty is already qualified by materiality or material effect, then such representation or warranty shall be true and correct in all respects taking into account such qualification) as to each Subsidiary that is or will be the direct or indirect owner of such Approved Eligible Property and as to such Approved Eligible Property as of the date on which it is to be included as a Borrowing Base Property (except that if any such representation and warranty expressly relates to an earlier date, then such representation and warranty shall be true and correct in all material respects as of such earlier date (or, if any such representation or warranty is already qualified by materiality or material effect, then such representation or warranty shall be true and correct in all respects as of such earlier date taking into account such qualification)); (D) that such Approved Eligible Property complies with all covenants set forth in the Loan Documents as of such date; and (E) if applicable, the Net Purchase Price for such Approved Eligible Property, upon which the Administrative Agent and the Lenders shall be entitled to rely;

(vii) the Borrower shall have delivered a Compliance Certificate executed by a Financial Officer demonstrating, compliance with the financial covenants contained in Section 6.07 as of the most recently ended calendar quarter as to which financial statements have been delivered to the Administrative Agent and after giving effect to such request and any prepayment to be made and/or the acceptance of any Approved Eligible Property as an additional or replacement Borrowing Base Property to be given concurrently with such request;

(viii) the Subsidiary that will directly own such Approved Eligible Property shall have executed and delivered to the tenant under the Postal Lease with respect to such Approved Eligible Property a Tenant Direction Notice, and shall have provided the Administrative Agent with a copy of such Tenant Direction Notice;

(ix) to the extent such Equity Interests are not already subject to the Pledge Agreement, the Borrower shall deliver, or caused to be delivered, to the Administrative Agent, at the Borrower’s sole expense, (A) a supplement to the Pledge Agreement (in accordance with Section 5.1 of the Pledge Agreement), duly executed by the Borrower or the applicable Subsidiary, pursuant to which it shall pledge to the Administrative Agent, for the ratable benefit of the Lenders, all of its Equity Interests in such Subsidiary, (B) a Pledge Joinder, duly executed by each Subsidiary that indirectly owns such Approved Eligible Property, pursuant to which such Subsidiary shall pledge to the Administrative Agent, for the ratable benefit of the Lenders, all of its Equity Interests (whether direct or indirect) in the Subsidiary that directly owns such Approved Eligible Property and (C) an issuer’s acknowledgment to the Pledge Agreement in the form of Exhibit 1 to the Pledge Agreement, duly executed by each Subsidiary in which Equity Interests are pledged pursuant to the immediately preceding clauses (A) and (B); and

(x) the Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses incurred and invoiced by the Administrative Agent in reviewing the due diligence materials described above, and in connection with the consideration of such Approved Eligible Property, and in documenting the addition of such Approved Eligible Property as a Borrowing Base Property.

Upon the satisfaction of the foregoing conditions, such Approved Eligible Property shall become a “Borrowing Base Property” hereunder.

(d) Disqualification of a Borrowing Base Property. Notwithstanding anything contained herein to the contrary, if (1) any Borrowing Base Property ceases to meet the criteria for an Eligible Property, as determined by the Borrower or the Administrative Agent acting reasonably in good faith, with such criteria being subject to retest by Administrative Agent as of each day since such Borrowing Base Property initially qualified as a Borrowing Base Property, (2) there has occurred a material adverse change in the environmental condition of any Borrowing Base Property since it initially qualified as a Borrowing Base Property, except for such changes that are not individually and collectively material to the profitable operation of such Borrowing Base Property, (3) any Borrowing Base Property fails to comply with the covenants applicable to such Real Property under the terms of this Agreement, (4) there has occurred a material adverse effect on the ability of any Borrowing Base Entity directly or indirectly owning any Borrowing Base Property to perform any of its obligations under the Guaranty, (5) an Involuntary Insolvency Default has occurred with respect to the Borrowing Base Entity directly or indirectly owning any Borrowing Base Property, (6) the Borrower has knowledge that a Borrowing Base Property has been “dark” (i.e., not being operated by the applicable tenant, whether or not the applicable tenant is paying in full the rent and other amounts due under its Postal Lease for such Borrowing Base Property) for more than six (6) months (other than as a result of a casualty loss for which the provisions of clause (1) above shall apply) or (7) any Borrowing Base Property is no longer 100% occupied by a single tenant pursuant to a Postal Lease that is a Qualifying Lease (a “Disqualification Event”), then in any such event such Borrowing Base Property shall be removed from all Borrowing Base Property related calculations contained herein and from all financial covenants herein as a Borrowing Base Property (but such previously qualifying Borrowing Base Property may be a Non-Borrowing Base Property or may, notwithstanding any provision of the Loan Documents to the contrary, be transferred to a Person outside the Borrower Group Entities altogether and in any and all cases shall be released in accordance with Section 2.05(e) below) effective as of the date such Disqualification Event occurred. As of the effective date of such removal, any such removed Borrowing Base Property shall cease to be a “Borrowing Base Property” hereunder, Schedule 2.05 shall be deemed to have been immediately amended to remove such Borrowing Base Property from the list of Borrowing Base Properties and the Borrower shall be required, within ten (10) days after such effective date, to make a prepayment of the Loans to the extent the aggregate Credit Exposure of all of the Lenders exceeds the Maximum Loan Amount after giving effect to such removal.

(e) Removal of Borrowing Base Properties from Borrowing Base; Release of Subsidiary Guarantor.

(i) At any time following the Effective Date, the Borrower on one or more occasions may (x) remove, and the Administrative Agent shall take such actions as are necessary to effectuate pursuant to this Section 2.05(e) the removal of, any Borrowing Base Property from the Borrowing Base (such removal resulting in the applicable Borrowing Base Property becoming a Non-Borrowing Base Property or being sold) and the release of each Subsidiary Guarantor that directly or indirectly owns such Borrowing Base Property from the Guaranty and the release of the Equity Interests in such Subsidiary Guarantor from the Lien of the Pledge Agreement, together with the release of such Subsidiary Guarantor from it obligations as a pledgor thereunder if such Subsidiary Guarantor indirectly owns such Borrowing Base Property (in the case of such release, only to the extent that such Subsidiary Guarantor does not directly or indirectly own any other Borrowing Base Property and does not directly or indirectly own any Non-Borrowing Base Property) or (y) obtain a release of, and the Administrative Agent shall take such actions as are necessary to effectuate pursuant to this Section 2.05(e) the release of, any Subsidiary Guarantor from its obligations under the Guaranty and its obligations as a pledgor under the Pledge Agreement and the Equity Interests in such Subsidiary Guarantor from the Lien of the Pledge Agreement (but only if such Subsidiary Guarantor owns (whether directly or indirectly) only one or more Non-Borrowing Base Properties and all such Non-Borrowing Base Properties will, concurrently with such release, be encumbered by mortgage Indebtedness), in either case, upon satisfaction of each of the following conditions:

(A) The Borrower shall submit to the Administrative Agent (on behalf of the Lenders), by 12:00 noon New York time, at least five (5) days prior to the date of the proposed removal and/or release, (x) written notice of its election to obtain such removal and/or release (which notice shall include a certification by a Financial Officer that the proposed removal and/or release complies with all of the conditions set forth in this Section 2.05(e)), (y) a duly completed Compliance Certificate with respect to such removal and/or release after giving effect to such removal and/or release demonstrating compliance with the financial covenants set forth in Section 6.07 after giving effect to such removal and/or release and (z) (1) if applicable, a release of such Subsidiary Guarantor from its obligations under the Guaranty and (2) if applicable, a release of the Equity Interests in such Subsidiary Guarantor from the Pledge Agreement, together with a release of such Subsidiary Guarantor from its obligations as a pledgor under the Pledge Agreement (if any), in each case in a form reasonably acceptable to the Administrative Agent, which the Administrative Agent shall execute and deliver to such Subsidiary Guarantor along with any original certificates evidencing Equity Interests that have been released, in each case upon satisfaction of all conditions set forth in this Section 2.05(e);

(B) After giving effect to such release, the aggregate Credit Exposure of all of the Lenders shall not exceed the Maximum Loan Amount, or the Borrower shall, prior to or contemporaneous with, the effectiveness of such release, make a prepayment in the amount of such excess pursuant to Section 2.11(b);

(C) No Default and no Event of Default shall have occurred and be continuing at the time of the Borrower’s request or on the date of the proposed release or after giving effect thereto (other than a Default or an Event of Default that would be cured by effectuating such release and making any associated prepayment); and

(D) The Borrower shall pay the Administrative Agent’s reasonable and documented out-of-pocket costs and expenses in connection with such release (including, without limitation, reasonable fees of the Administrative Agent’s attorneys).

(ii) Upon a removal of a Borrowing Base Property or a release of a Subsidiary Guarantor in accordance with Section 2.05(e)(i), (A) in the case of a removal of a Borrowing Base Property, Schedule 2.05 shall be deemed to have been immediately amended to remove such Real Property from the list of Borrowing Base Properties, such Real Property shall no longer be considered a “Borrowing Base Property” for purposes of this Agreement or the other Loan Documents and the income from such Real Property shall no longer be required to be deposited directly into the Operating Account; and (B) in the case of a release of a Subsidiary Guarantor, such Subsidiary Guarantor shall no longer be a Subsidiary Guarantor hereunder and the income from the Real Properties directly or indirectly owned by such Subsidiary shall no longer be required to be deposited directly into the Operating Account, unless such Real Properties subsequently become Borrowing Base Properties. It is understood and agreed that, without prejudice to the effectiveness of such removal and/or release and any corresponding discharge of the obligations of such Subsidiary Guarantor under the Guaranty and, if applicable, under the Pledge Agreement, no such removal or release shall affect any covenants or other provisions of the Loan Documents that apply to the Borrower with respect to such released Subsidiary as a “Subsidiary” or “Affiliate” of the Borrower or impair or otherwise adversely affect the Liens, security interests and other rights of the Administrative Agent or the Lenders under the Loan Documents not being released (or as to the parties to the Loan Documents and Borrowing Base Properties subject to the Loan Documents not being removed or released); provided that nothing in this Section 2.05(e) or elsewhere in this Agreement shall prevent the Borrower from dissolving or otherwise terminating the existence of any such released Subsidiary.

SECTION 2.06 Reserved.

SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Operating Account or such other account designated by the Borrower in the applicable Borrowing Request delivered pursuant to Section 2.03.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.07(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.08, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be made by hand delivery, e-mail or telecopy to the Administrative Agent of a written Interest Election Request in a form reasonable acceptable to the Administrative Agent (it being agreed that any Interest Election Request in a form previously approved by the Administrative Agent shall be reasonably acceptable) and signed by the Borrower.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (A) no outstanding Borrowing by Borrower may be converted to or continued as a Eurocurrency Borrowing and (B) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

SECTION 2.09 Termination, Reduction and Extension of Commitments.

(a) Scheduled Termination. Unless previously terminated in accordance with the terms hereof, the Commitments shall terminate on the Maturity Date.

(b) Voluntary Termination or Reduction. The Borrower may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $15,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Credit Exposures would exceed the total Commitments.

(c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.09(b) at least five (5) Business Days (or such later date as is acceptable to the Administrative Agent in its sole discretion) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Notwithstanding the foregoing, any notice of termination or reduction of the Commitments delivered in connection with any refinancing of the Loans with the proceeds of such refinancing or of any other incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met.

SECTION 2.10 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Promissory Notes.

(i) Notes. If requested by any Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit B, which promissory note shall be delivered by the Borrower promptly following receipt of such request.

(ii) Substitution, Exchange and Subdivision of Notes. No Lender shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender’s relevant Commitment, Loans and Note pursuant to Section 9.04 (and, if requested by any Lender in connection with such permitted assignment, the Borrower agrees to so exchange any Note).

(iii) Loss, Theft, Destruction or Mutilation of Notes. In the event of the loss, theft or destruction of any Note, upon the Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of the Borrower by the holder of such Note, or in the event of the mutilation of any Note, upon the surrender of such mutilated Note by the holder thereof to the Borrower, the Borrower shall execute and deliver to such holder a new replacement Note in lieu of the lost, stolen, destroyed or mutilated Note.

SECTION 2.11 Prepayment of Loans.

(a) Optional Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.16), subject to prior notice in accordance with Section 2.11(c).

(b) Mandatory Prepayments. If, on any day, the aggregate Credit Exposure of all Lenders exceeds the Maximum Loan Amount as of such day for any reason, then the Borrower shall pay such excess to the Administrative Agent, for the benefit of the Lenders, in immediately available funds within ten (10) days after written notice from the Administrative Agent to prepay the Loans in an aggregate amount equal to such excess.

(c) Manner of Prepayment. The Borrower shall notify the Administrative Agent by telecopy or e-mail of any prepayment hereunder not later than 12:00 noon, New York time, three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. Notwithstanding the foregoing, including, without limitation, Section 2.16, any notice of prepayment delivered in connection with any refinancing of the Loans with the proceeds of such refinancing or of any other incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met.

(d) Effect on Swap Agreements. Any prepayment of a Borrowing shall be without prejudice to the Borrower’s obligations under any Swap Agreement, which shall remain in full force and effect subject to the terms of such Swap Agreement, including provisions that may require a reduction, modification or early termination of a swap transaction, in whole or in part, in the event of such prepayment, and may require the Borrower to pay any fees or other amounts for such reduction, modification or early termination, and no such fees or amounts shall be deemed a penalty hereunder or otherwise.

SECTION 2.12 Fees. (a) On each Quarterly Date and on the date on which the Commitments terminate, the Borrower agrees to pay to the Administrative Agent for the pro rata account of the Lenders an unused facility fee, which shall be equal to:

(i) for the period from the Effective Date through and including the calendar quarter ending March 31, 2020, the sum of (x) for the first $100,000,000 of the Commitments, the product of (A) the daily unused amount of such Commitments during the calendar quarter immediately preceding the calendar quarter in which such Quarterly Date occurs or during the calendar quarter in which such date on which such Commitments terminate occurs, as the case may be, and (B) a rate per annum of 0.75% plus (y) for the portion of the Commitments that exceeds $100,000,000, the product of (A) the daily unused amount of such Commitments during the calendar quarter immediately preceding the calendar quarter in which such Quarterly Date occurs or during the calendar quarter in which such date on which such Commitments terminate occurs, as the case may be, and (B) a rate per annum of 0.25%; and

(As an example of the unused facility due pursuant to subsection (i) above: Assuming total Commitments of $150,000,000 and a daily outstanding principal balance for the quarter ending March 31, 2020 of $70,000,000, the unused facility fee would be calculated as follows:

(x)	daily unused amount of the first $100,000,000 of the Commitments equals $30,000,000 (i.e. $100,000,000 - $70,000,000), multiplied by 0.75%, equals $225,000 plus

(y)	daily unused amount of the Commitments in excess of $100,000,000 equals $50,000,000 (i.e. $50,000,000 - $0), multiplied by 0.25%, equals $125,000.

The sum of (x) and (y) equals a total unused facility fee of $350,000.)

(ii) thereafter, the product of (i) the daily unused amount of the Commitments during the calendar quarter immediately preceding the calendar quarter in which such Quarterly Date occurs or during the calendar quarter in which such date on which the Commitments terminate occurs, as the case may be, and (ii) a rate per annum of 0.25%.

All unused facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All fees payable pursuant to this Section 2.12(a) shall be payable quarterly in arrears.

(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.

SECTION 2.13 Interest; Late Charge.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan (including the Applicable Rate) as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in Section 2.13(a).

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to Section 2.13(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f) If the Borrower shall fail to make any payment due hereunder or under the terms of any Note (other than the payment of principal due at the maturity or earlier acceleration of the Loans) within ten (10) days after the date such payment is due, then the Borrower shall pay to Administrative Agent, for the ratable benefit for the Lenders, on demand a late charge equal to three percent (3.0%) of such payment; provided, however, no such late charge shall apply to any payment for which sufficient funds were on deposit in the Operating Account on the date such payment was due (or within ten (10) days after such due date) if Administrative Agent was authorized to debit the Operating Account for such payment pursuant to Section 2.18(a) and not otherwise prohibited by Applicable Law from debiting the Operating Account for such payment. Such ten (10) day period shall not be construed as in any way extending the due date of any payment. The “late charge” is imposed for the purpose of defraying the expenses of the Lenders incident to handling such defaulting payment. This charge shall be in addition to, and not in lieu of, any other amount that the Lenders may be entitled to receive or action that Administrative Agent and/or the Lenders may be authorized to take as a result of such late payment, including any other remedy Administrative Agent and/or the Lenders may have and any fees and charges of any agents or attorneys which Administrative Agent and/or the Lenders may employ upon the occurrence of an Event of Default, whether authorized herein or by Applicable Law.

SECTION 2.14 Alternate Rate of Interest.

(a) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period;

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

(iii) the Administrative Agent is advised by a Lender that it has become unlawful for such Lender to honor its obligation to make or maintain Eurocurrency Loans hereunder;

then the Administrative Agent shall give notice thereof to the Borrower by telephone or telecopy, and to the Lenders by Electronic System, as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective (in the case of clause (iii) above, only as to the affected Lender), (y) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing (in the case of clause (iii) above, only as to the affected Lender) and (z) if in accordance with clause (iii) above any Lender determines that it is no longer lawful for such Lender or its applicable lending office (subject to Section 2.19(a)) to maintain any existing Eurocurrency Loans, or to continue to charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to continue Eurocurrency Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist and, in such event, all Eurocurrency Loans of such Lender shall be converted to ABR Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) Upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Adjusted LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Adjusted LIBO Rate with a Benchmark Replacement pursuant to this Section will occur prior to the applicable Benchmark Transition Start Date.

(ii) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(iv) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurocurrency Borrowing of, conversion to or continuation of Eurocurrency Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon LIBOR will not be used in any determination of ABR.

SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower shall pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that if such increased cost has not yet been incurred by such Lender or such other Recipient (as the case may be) and will be avoided by a prepayment of the Loans, then the Borrower may prepay the Loans in an amount that is sufficient to avoid the incurrence of such cost so long as such prepayment is made prior to the incurrence of such cost.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided that Borrower may at any time prepay the Loans in accordance with Section 2.11 (subject to any break funding payments required to be paid in accordance with Section 2.16) in order to avoid payment of such additional amount or amounts to such Lender.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any request or notice delivered pursuant hereto (regardless of whether such request or notice may be revoked under Section 2.03 or Section 2.11(c) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17 Payments Free of Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority or such other documentation evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Recipient or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.17, the term “Applicable Law” includes FATCA.

SECTION 2.18 Payments Generally; Auto-Debit Authorization; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m., New York time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent agrees to, debit the Operating Account for all payments of principal, interest and fees under Section 2.12(a) (or debit the Operating Account for so much of such payments as the amounts in the Operating Account are sufficient to pay) on the date such payments are due hereunder, without further notice to the Borrower. If the amounts in the Operating Account at the time when such payments are due hereunder are insufficient to pay in full such payments, then the Borrower shall pay to the Administrative Agent at the Agent’s Account the amount needed to make such payments in full after giving effect to the debit to the Operating Account by the Administrative Agent authorized hereunder. Notwithstanding the foregoing, if the Administrative Agent is prohibited by Applicable Law from debiting the Operating Account as aforesaid for such payments when due hereunder, then Borrower shall make such payments to the Administrative Agent at the Agent’s Account when due hereunder. All payments made pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement (including facility fees) are payable in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, on a pari passu basis, towards payment of principal then due hereunder, and the Specified Swap Obligations then due, ratably among the parties entitled thereto in accordance with the amounts of principal and Specified Swap Obligations then due to such parties. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 2.18(b).

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to promptly designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, (i) such designation or assignment would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) such designation or assignment would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 9.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, then, in any such case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (D) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12; and

(b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

SECTION 2.21 Additional Commitments. The Borrower shall have the right from time to time to cause the Administrative Agent to increase the total Commitments by up to $100,000,000, subject to satisfaction of the following terms and conditions:

(a) Any request for increase in the total Commitments shall be by the Borrower giving written notice (the “Additional Commitment Notice”) to the Administrative Agent at least ten (10) Business Days prior to the date upon which the Borrower shall desire such increase to become effective, and shall set forth (1) the requested amount of the additional commitment (the “Additional Commitment Amount”), which Additional Commitment Amount shall be in the minimum amount of $5,000,000 and an integral multiple of $5,000,000 in excess thereof and (2) such details with respect thereto as are reasonably requested by the Administrative Agent.

(b) The aggregate amount of the Lenders’ Commitments after giving effect to the Additional Commitment Amount shall not exceed $200,000,000.

(c) Upon receipt of the Additional Commitment Notice, the Administrative Agent shall notify the then existing Lenders of the terms of such Additional Commitment Notice and each Lender’s pro rata share of the proposed Additional Commitment Amount. If any Lender rejects the offer to increase its respective Commitment or accepts only a portion thereof, which each Lender may do in its sole and absolute discretion, the Administrative Agent shall further offer the rejected shares (or rejected portions thereof) to the Lenders that have accepted the proposed increase in their Commitments (each an “Accepting Lender”), pro rata based on the sum of their then existing Commitments plus any additional portion of the Additional Commitment Amount which they have previously accepted. If any Lender shall not respond to a request by the Administrative Agent pursuant to this clause (c) within ten (10) Business Days after receipt of an offer (including any offer for a portion of the Additional Commitment Amount rejected by another Lender), such Lender shall be deemed to have rejected such offer. The Administrative Agent shall notify the Borrower of all acceptances and rejections with respect to the Additional Commitment Amount by the Lenders. If such acceptances are satisfactory to the Borrower, the Commitments of the Accepting Lenders shall be increased by their respective portions of the Additional Commitment Amount without the consent of any other Lender, subject, however, to (i) no Default and no Event of Default being in existence at such time, (ii) the Borrower issuing substitute Notes to the Lenders whose Commitments have changed (if requested by such Lender(s)), (iii) the Accepting Lenders paying to the Administrative Agent (on behalf of the other Lenders) the aggregate amount determined by the Administrative Agent to be necessary so that each Accepting Lender’s pro rata share of outstanding Loans matches the ratio of its increased Commitment to the aggregate amount of all revised Commitments after giving effect to the Additional Commitment Amount, (iv) the Loan Parties, the Accepting Lenders and the Administrative Agent (on behalf of the Lenders) executing such other documents evidencing such adjustments in the Commitments and the Loans as shall be reasonably acceptable to the Loan Parties, the Accepting Lenders and the Administrative Agent, (v) the Borrower paying the Administrative Agent for the account of each Accepting Lender such upfront fees as shall be agreed to by the Borrower and the Administrative Agent prior to the Administrative Agent commencing its efforts under this paragraph (c), and (vi) the Borrower paying all of the Administrative Agent’s reasonable and documented out-of-pocket expenses in connection with the foregoing.

(d) In the event that the Additional Commitment Amount is not achieved pursuant to paragraph (c) above, Administrative Agent shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange for additional lenders with Commitments aggregating up to the Additional Commitment Amount. Administrative Agent shall submit a list of additional proposed syndicate members to the Borrower for its review and approval. If any such proposed lenders are so approved by the Borrower, such lenders shall become additional Lenders under this Agreement in accordance with their respective Commitments without the consent of any other Lenders, subject, however, to (i) no Default and no Event of Default being in existence at such time, (ii) the Borrower issuing Notes to the new Lenders (if so requested by such new Lender(s)), (iii) such new Lenders paying to the Administrative Agent (on behalf of the other Lenders) the aggregate amount determined by the Administrative Agent to be necessary so that each new Lender’s pro rata share of outstanding Loans matches the ratio of its Commitment to the aggregate amount of all Commitments after giving effect to the Additional Commitment Amount, (iv) the Borrower paying to the Lenders the amounts payable, if any, to such Lenders pursuant to Section 2.16 as a result of the prepayment of any such Loans, (v) the Loan Parties, the new Lenders and the Administrative Agent (on behalf of the Lenders) executing such other documents evidencing their addition as Lenders hereunder and the adjustment of the Commitments and Loans as shall be reasonably acceptable to the Borrower and the Administrative Agent, (vi) the Borrower paying the Administrative Agent for the account of each new Lender such upfront fees as shall be agreed to by the Borrower prior to Administrative Agent commencing its efforts under this paragraph (d), and (vii) the Borrower paying all of the Administrative Agent’s reasonable and documented out-of-pocket expenses in connection with the foregoing.

(e) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, each Lender hereby authorizes the Borrower and the Administrative Agent (on behalf of the Lenders) to enter into amendments and modifications of this Agreement and the other Loan Documents to the extent necessary to reflect the adjustment of the Commitments and the Loans contemplated by this Section.

SECTION 2.22 Additional Subsidiary Guarantors. Subject to the last sentence of this Section 2.22, within forty-five (45) days after a Subsidiary which does not own any Real Property acquires a direct or indirect ownership interest in a Real Property and within forty-five (45) days after acquisition by the Borrower of a new Subsidiary which directly or indirectly owns a Real Property (in either case, without limiting the requirements of Section 2.05(c) in the event the Borrower desires to add a Real Property directly or indirectly owned by such Subsidiary as a Borrowing Base Property):

(a) unless the Borrower shall have delivered evidence to the Administrative Agent that such Subsidiary either no longer directly or indirectly owns any Real Property or all Real Property directly or indirectly owned by such Subsidiary is encumbered by Indebtedness, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, at the Borrower’s sole expense:

(i) (A) a Joinder Agreement duly executed by the Subsidiary, whereby such Subsidiary becomes a Subsidiary Guarantor; (B) the items that would have been delivered under Section 4.01(c) if such Subsidiary had been a Subsidiary Guarantor on the Effective Date; and (C) all documentation and other information that the Administrative Agent or any Lender (through the Administrative Agent) reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations;.

(ii) one or more legal opinions of counsel as to such Subsidiary, such opinion(s) of counsel to be consistent with the type and form of legal opinion(s) delivered on the Effective Date with respect to the Subsidiary Guarantors as of the Effective Date; and

(iii) (A) a supplement to the Pledge Agreement (in accordance with Section 5.1 of the Pledge Agreement), duly executed by the Borrower or the applicable Subsidiary, pursuant to which it shall pledge to the Administrative Agent, for the ratable benefit of the Lenders, all of its Equity Interests in the Subsidiary that directly owns such Real Property, (B) a Pledge Joinder, duly executed by such Subsidiary if it indirectly owns Real Property, pursuant to which such Subsidiary shall pledge to the Administrative Agent, for the ratable benefit of the Lenders, all of its Equity Interests (whether direct or indirect) in the Subsidiary that directly owns such Real Property and (C) an issuer’s acknowledgment to the Pledge Agreement in the form of Exhibit 1 to the Pledge Agreement, duly executed by each Subsidiary in which Equity Interests are pledged pursuant to the immediately preceding clauses (A) and (B); and

(b) the Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses incurred and invoiced by the Administrative Agent in reviewing the materials described above.

Notwithstanding the foregoing, if the Borrower delivers evidence to the Administrative Agent within the forty-five (45) day time period specified above that it has obtained a binding commitment from a third party lender to provide mortgage financing for such Real Property, then the Borrower shall be given an additional forty-five (45) days to comply with the requirements of this Section 2.22 with respect to the Subsidiary that owns such Real Property.

SECTION 2.23 Special Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, but without in any way limiting the requirements of Section 2.05(c) in the event the Borrower desires to add a Real Property directly or indirectly owned by a Special Subsidiary as a Borrowing Base Property, the Borrower is not obligated to deliver, or cause to be delivered, to Administrative Agent any of the following with respect to a Special Subsidiary prior to the thirtieth (30th) day after the Effective Date, but not later than such thirtieth (30th) day the Borrower shall deliver, or cause to be delivered, to Administrative Agent (at the Borrower’s sole expense) each of the following with respect to each Special Subsidiary (unless otherwise agreed to by Administrative Agent):

(a) (i) a Joinder Agreement duly executed by such Special Subsidiary, whereby such Special Subsidiary becomes a Subsidiary Guarantor; (ii) the items described under Section 4.01(c); and (iii) all documentation and other information that the Administrative Agent or any Lender (through the Administrative Agent) reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations;

(b) one or more legal opinions of counsel as to such Special Subsidiary, such opinion(s) of counsel to be consistent with the type and form of legal opinion(s) delivered on the Effective Date with respect to the Subsidiary Guarantors as of the Effective Date;

(c) (i) a supplement to the Pledge Agreement (in accordance with Section 5.1 of the Pledge Agreement), duly executed by the Borrower, pursuant to which the Borrower shall pledge to the Administrative Agent, for the ratable benefit of the Lenders, all of its Equity Interests (whether direct or indirect) in the Subsidiary that directly owns such Real Property, (ii) a Pledge Joinder, duly executed by such Subsidiary if it indirectly owns Real Property, pursuant to which such Subsidiary shall pledge to the Administrative Agent, for the ratable benefit of the Lenders, all of its Equity Interests (whether direct or indirect) in the Subsidiary that directly owns such Real Property and (C) an issuer’s acknowledgment to the Pledge Agreement in the form of Exhibit 1 to the Pledge Agreement, duly executed by each Subsidiary in which Equity Interests are pledged pursuant to the immediately preceding clauses (i) and (ii); and

(d) payment of all reasonable and documented out-of-pocket costs and expenses incurred and invoiced by the Administrative Agent in reviewing the materials described above.

SECTION 2.24 Foreign Jurisdiction Qualification Certificates. Within thirty (30) days after the Effective Date, the Borrower shall deliver to the Administrative Agent the certificates of authority to do business (or the equivalent) listed on Schedule 2.24 attached hereto, in each case, certified by the Secretary of State of each state in which such Subsidiary owns Real Property, as indicated on Schedule 2.24 attached hereto.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 3.01 Organization; Powers. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, partnership or limited liability company power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02 Authorization; Enforceability. The Transactions are within the corporate, partnership or limited liability company powers of each Loan Party and have been duly authorized by all necessary corporate, partnership or limited liability company action under their respective Organizational Documents. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents to has been duly executed and delivered by each Loan Party which is a party thereto, and the Loan Documents will constitute, a legal, valid and binding obligation of the applicable Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents and (iii) filings required under the Federal securities laws, (b) do not violate any Applicable Law or regulation or the Organizational Documents of any Loan Party or any order of any Governmental Authority, (c) do not violate or result in a default under any material indenture, agreement or other material instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of any Loan Party.

SECTION 3.04 Financial Condition; No Material Adverse Change.

(a) The Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby; and (ii) fairly present the financial condition of the Consolidated Entities as of the date thereof and their results of operations for each period covered thereby in accordance with GAAP consistently applied throughout the each period covered thereby.

(b) From and after the date of the most recent Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would have a Material Adverse Effect.

SECTION 3.05 Properties.

(a) Property Generally. Each of the Borrowing Base Entities has fee simple title to all its Real Property and personal property material to its business, subject only to Permitted Encumbrances, Liens securing Indebtedness to the extent not prohibited hereunder, and other defects in title that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Rent Roll; Leases. As of the Effective Date, (i) the rent roll attached hereto as Schedule 3.05(b) (the “Rent Roll”) is true, complete and correct as of the Effective Date and (ii) the Borrowing Base Properties are not subject to any Leases other than the Leases described in the Rent Roll.  Each Postal Lease for each Borrowing Base Property is a Qualifying Lease.  No Person has any possessory interest in, or right to occupy, any Borrowing Base Property except under the terms of the Postal Lease.   No Postal Lease for any Borrowing Base Property, nor the rents payable thereunder, have been assigned or pledged to any Person except to Administrative Agent.  As of the Effective Date, the Borrower has delivered to Administrative Agent true, correct and complete copies of all Postal Leases in effect on the Effective Date.

(c) Property Management Agreements. As of the Effective Date, the Borrower has provided Administrative Agent with a true, correct and complete copy of the Property Management Agreements, each of which is in full force and effect. To the Borrower’s knowledge, no default exists under any Property Management Agreement on the part of any party thereto. Schedule 3.05(c) sets forth the Property Management Agreements in effect as of the Effective Date.

(d) Intellectual Property. To the extent applicable, each of the Loan Parties owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use of any trademarks, trade names, copyrights, patents and other intellectual property by any Borrower Group Entity does not infringe upon the rights of any other Person, except for any such failures to own or license to use or infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting any Borrower Group Entity (i) as to which there is a reasonable possibility of an adverse determination and that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Borrower Group Entity (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.

SECTION 3.07 Compliance with Laws and Agreements. Each of Borrower Group Entity is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08 Investment Company Status. No Borrower Group Entity is required to be registered as an “investment company” as defined in the Investment Company Act of 1940.

SECTION 3.09 Taxes. Each Borrower Group Entity has timely filed or caused to be filed all federal, state and other tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower Group Entity has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10 ERISA; Plan Assets; Prohibited Transactions.

(a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(b) No Borrower Group Entity is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under the Loan Documents, including the making of any Loan hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code that could subject the Administrative Agent and/or the Lenders, on account of any Loan or execution of the Loan Documents hereunder, to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

SECTION 3.11 Disclosure. No reports, financial statements, certificates or other written information (other than projections and other forward-looking information and information of a general economic or industry-specific nature) furnished by or on behalf of the Borrower Group Entities to the Administrative Agent, on behalf of the Lenders, in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that any such projected financial information are not to be viewed as facts, are subject to uncertainties and contingencies, many of which are beyond your control, and that no assurance can be given that any such projected financial information will be realized and that actual results may differ from such projected financial information and that such differences may be material).

SECTION 3.12 Sanctions Laws and Regulations. No Loan Party or, to the knowledge of the Borrower, any of their respective directors, officers, brokers or other agents acting or benefiting in any capacity in connection with this Agreement or any other capital raising transaction involving any Lender, or any of its Affiliates is a Designated Person.

SECTION 3.13 Indebtedness. As of the Effective Date, no Subsidiary has incurred any Indebtedness other than as permitted under Section 6.01.

SECTION 3.14 Capitalization; Beneficial Ownership. The REIT is the only general partner of the Borrower. As of the Effective Date (a) the only limited partners of the Borrower are Andrew Spodek, Spodek 2016 Family Trust, Nationwide Postal Management Holdings, Inc., Blaine Willenborg and Texas Family GP, Inc., (b) except as set forth in the partnership agreement of the Borrower, there are no outstanding Equity Rights with respect to Equity Interests in the Borrower and (c) there are no outstanding obligations, excluding any Equity Interests, of any Borrower Group Entity to repurchase, redeem, or otherwise acquire any Equity Interests in any Borrower Group Entity. As of the Closing Date, the information included in any Beneficial Ownership Certification delivered to Administrative Agent is true and correct in all respects.

SECTION 3.15 Subsidiaries. As of the Effective Date, set forth on Schedule 3.15 is a complete and correct list of each Person owning direct and indirect Equity Interests in the Subsidiaries, together with, for each such Person, (i) the jurisdiction of organization of such Person and (ii) the nature of the ownership interests held by each such Person and (iii) whether such Equity Interests are subject to any Lien or Negative Pledge (other than the Lien of the Equity Pledge and the Negative Pledge set forth in this Agreement).

SECTION 3.16 Real Property. As of the Effective Date, set forth on Schedule 3.16 is a list of each Real Property owned or leased by each Borrower Group Entity, indicating in each case whether such Real Property is owned or leased, the identity of the owner or lessee and the location of such Real Property.

SECTION 3.17 Solvency. On the Effective Date and after giving effect to the Loans occurring on the Effective Date, and the disbursement of the proceeds of such Loans pursuant to the Borrower’s instructions, the Borrower is, individually and the Loan Parties, taken as a whole, are Solvent.

SECTION 3.18 No Defaults and Events of Default. No Default and no Event of Default has occurred and is continuing hereunder.

SECTION 3.19 Insurance. Each Real Property is insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Real Property is located, including, without limitation, flood insurance for any Real Property that is located in an area that has been identified as an area having special flood hazards.

SECTION 3.20 Security Interests and Liens. The Security Documents create, as security for the Obligations, valid and enforceable, perfected (assuming that the UCC-1 financing statements required to be filed in connection with the Security Documents are filed in the applicable filing office as provided by law and all applicable filing fees are paid), first priority security interests in and Liens on all of the Collateral, in favor of the Administrative Agent as agent for the ratable benefit of the Lenders, and subject to no other Liens other than Permitted Encumbrances.

SECTION 3.21 Executive Offices; Places of Organization. As of the Effective Date, the principal offices, chief executive offices and principal places of business of the Borrower Group Entities are located at 75 Columbia Avenue, Cedarhurst, New York 11516.

SECTION 3.22 Securities Act. No Borrower Group Entity has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933 (as amended from time to time) or any other law, nor are they in violation of any rule, regulation or requirement under such act, or the Securities Exchange Act of 1934 (as amended from time to time). No Borrower Group Entity is required to qualify an indenture under the Trust Indenture Act of 1939 (as amended from time to time) in connection with its execution and delivery of this Agreement or the incurrence of Indebtedness hereunder.

SECTION 3.23 Brokers. No Borrower Group Entity has dealt with any broker or finder with respect to the Transactions or otherwise in connection with this Agreement.

SECTION 3.24 Anti-Corruption. Each Borrower Group Entity, each director, officer and, to the knowledge of the Borrower, employee, agent and Affiliate thereof, is in compliance in all material respects with all Anti-Corruption Laws.

ARTICLE IV

Conditions

SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Administrative Agent shall have received an original counterpart of each Loan Document signed on behalf of each Loan Party that is a party thereto.

(b) Administrative Agent shall have received a customary written opinion letter (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Hunton Andrews Kurth LLP and/or such other counsel reasonably acceptable to Administrative Agent, in form and substance acceptable to the Administrative Agent, and covering the Loan Parties.

(c) Administrative Agent shall have received copies of (i) the formation documents for each Borrower Group Entity, certified by the Secretary of State of the state of formation of such Borrower Group Entity, (ii) the other Organizational Documents for each Borrower Group Entity, (iii) a certificate of good standing for each Borrower Group Entity, certified by the Secretary of State of the state of formation of such Borrower Group Entity, (iv) a certificate or certificates of authority to do business for each Borrower Group Entity, certified by the Secretary of State of each state in which such Borrower Group Entity owns Real Property and (v) the applicable resolutions authorizing the delivery of the Loan Documents by each Loan Party, in each case, certified by the Secretary, an Assistant Secretary or another authorized officer of such Loan Party (or if such Person is a limited partnership or limited liability company, an authorized representative of its general partner or manager or managing member) as of the date of this Agreement as being accurate and complete, all in form and substance satisfactory to the Administrative Agent.

(d) Administrative Agent shall have received a duly completed Compliance Certificate, dated the Effective Date, confirming compliance with the conditions set forth in Section 4.02 and the financial covenants set forth in Section 6.07 after giving effect to the Transactions to occur on the Effective Date.

(e) Administrative Agent shall have received copies of all executed Postal Leases at the Borrowing Base Properties, which Postal Leases shall be in form and substance acceptable to Administrative Agent.

(f) Administrative Agent shall have received copies of the insurance certificates evidencing the existence of all insurance required to be maintained by the Real Properties pursuant to Section 5.05 (or waiver of any non-conforming insurance) and the designation of the Administrative Agent as the loss payee or additional insured, as the case may be, thereunder.

(g) Administrative Agent shall have completed its review of all lien, judgment, bankruptcy, litigation, tax and UCC searches, and all background checks with respect to the Borrower Group Entities, and each of the foregoing shall be satisfactory to Administrative Agent.

(h) Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Borrower hereunder.

(i) Borrower shall have delivered a Beneficial Ownership Certification in relation to Borrower.

(j) Administrative Agent and its attorneys, accountants and advisors shall have completed their respective due diligence to the satisfaction of Administrative Agent.

(k) Administrative Agent shall be satisfied that the Borrower Group Entities and the Real Properties are in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it and that the Borrower Group Entities have obtained all licenses and approvals required to own and operate the Real Properties.

(l) Administrative Agent shall have determined that no material adverse change shall have occurred in or affecting the business, assets, operations or financial condition of the Loan Parties, taken as a whole.

(m) For each Real Property to be included as a Borrowing Base Property as of the Effective Date, Administrative Agent shall be satisfied that the conditions hereunder to including such Real Property as a Borrowing Base Property have been satisfied.

(n) Administrative Agent shall have received a projection model for the Borrower Group Entities, including a pro forma balance sheet for the Consolidated Entities as of the Effective Date, all in form and substance satisfactory to Administrative Agent.

(o) Administrative Agent shall be satisfied with the documents governing the initial public offering for the REIT that have been delivered by the Borrower.

(p) Administrative Agent shall be satisfied that there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against any Borrower Group Entity (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan is subject to the satisfaction of the following conditions:

(a) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (or, if any such representation or warranty is already qualified by materiality or material effect, then such representation or warranty shall be true and correct in all respects taking into account such qualification) on and as of the date of such Loan (except that if any such representation and warranty expressly relates to an earlier date, then such representation and warranty shall be true and correct in all material respects as of such earlier date (or, if any such representation or warranty is already qualified by materiality or material effect, then such representation or warranty shall be true and correct in all respects as of such earlier date taking into account such qualification)), as applicable;

(b) at the time of and immediately after giving effect to such Loan, no Default and no Event of Default shall have occurred and be continuing;

(c) the Loans being requested will be used for an Approved Purpose; and

(d) Administrative Agent shall have received (i) a duly completed Property Worksheet dated as of the date of delivery of the applicable Borrowing Request, (ii) a supplement to the then most recent Compliance Certificate delivered to the Administrative Agent pursuant to this Agreement, which supplement shall reasonably demonstrate, on a pro forma basis, compliance with the financial covenants set forth in Section 6.07 and shall be executed by a Financial Officer and dated as of the date of delivery of the applicable Borrowing Request and (iii) a duly completed Borrowing Base Certificate dated as of the date of delivery of the applicable Borrowing Request and based on then most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to this Agreement, but updated if and to the extent required to reflect acquisitions and dispositions of Real Properties (including any acquisition to be made with the proceeds of such Loan) and any Loans made (including the Loan to be made contemporaneously with the delivery of such certificate) since such Borrowing Base Certificate was delivered, which updates shall be shown in the Property Worksheet.

Each making of a Loan shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the Obligations (other than unasserted contingent obligations) shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements; Ratings Change and Other Information. The Borrower shall furnish to the Administrative Agent (for distribution to the Lenders):

(a) within ninety (90) days after the end of each calendar year, commencing with the calendar year ending December 31, 2019, a consolidated balance sheet of the Consolidated Entities as at the last day of such calendar year, and consolidated statements of income, changes in equity and of cash flows of the Consolidated Entities for such calendar year, each prepared in accordance with GAAP, in reasonable detail, and audited by BDO USA LLP or other independent certified public accountant of national standing or otherwise reasonably satisfactory to the Administrative Agent, together with any management letters of BDO USA LLP or such other independent certified public account addressed to any of the Consolidated Entities;

(b) within sixty (60) days after the end of each of the first three calendar quarters of each calendar year, commencing with the calendar quarter ending September 30, 2019, a consolidated balance sheet of the Consolidated Entities as at the last day of such calendar quarter, and consolidated statements of income, changes in equity and of cash flows of the Consolidated Entities for such calendar quarter, prepared in accordance with GAAP (except for the omission of notes and subject to year-end adjustments);

(c) within sixty (60) days after the end of each calendar year, commencing with the calendar year ending December 31, 2019, an annual consolidated operating budget for such calendar year with respect to all Real Properties and presented on a monthly basis, certified as true and complete by a Financial Officer;

(d) within sixty (60) days after the end of the first three calendar quarters of each calendar year, commencing with the calendar quarter ending September 30, 2019, and within ninety (90) days after the end of each calendar year, commencing with the calendar year ending December 31, 2019, (i) a duly completed Compliance Certificate and Borrowing Base Certificate, in each case, for the period then ending and (ii) a duly completed Property Worksheet as of the last day of such calendar quarter or calendar year, as applicable; and

(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of one or more of the Consolidated Entities (including but not limited to Property Financial Statements), or compliance with the terms of this Agreement, or the ownership and organizational structure of the Consolidated Entities (other than ownership of the REIT) as the Administrative Agent may reasonably request.

SECTION 5.02 Notices of Material Events. The Borrower shall furnish to the Administrative Agent (for itself and on behalf of the Lenders), upon obtaining actual knowledge thereof, prompt written notice of the following:

(a) the occurrence of any Event of Default or any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower Group Entity that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in any liability of any Borrower Group Entity;

(d) the assertion in writing of a claim of any Environmental Liability by any Person against, or with respect to any activities of, any Borrower Group Entity, and any written alleged violation of or non-compliance by or on behalf of any Borrower Group Entity with any Environmental Laws or any permits, licenses or authorizations, other than any claim of Environmental Liability or alleged violation that could not (both individually and in the aggregate) reasonably be expected to result in a Material Adverse Effect;

(e) the acquisition or Disposition of any Real Property or the occurrence of any Disqualification Event, together with (i) a description of such event in reasonable detail and (ii) such other materials reasonably requested by the Administrative Agent;

(f) the occurrence of any Event of Loss aggregating $1,000,000 or more;

(g) any material change in accounting policies or financial reporting practices by any of the Consolidated Entities;

(h) the creation or acquisition of a Subsidiary;

(i) any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and

(j) any event or development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03 Existence; Conduct of Business. The Borrower shall, and shall cause each Borrower Group Entity to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary for the conduct of its business except, in each case (other than in the case of the maintenance of existence of each Loan Party), where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited by Section 6.03 or any disposition not prohibited by Section 6.13.

SECTION 5.04 Payment of Obligations. The Borrower shall, and shall cause each Borrower Group Entity to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower Group Entity has set aside on its books adequate reserves with respect thereto in accordance GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05 Maintenance of Properties; Insurance.

(a) Except to the extent required to be complied with by the tenant under a Postal Lease, the Borrower shall, and shall cause each of the Borrower Group Entities to, keep and maintain Real Property in good working order and condition, ordinary wear and tear and casualty losses excepted and make all necessary repairs thereto and renewals and replacements thereof, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Except to the extent required to be complied with by the tenant under a Postal Lease, the Borrower shall, and shall cause each Borrower Group Entity to, insure the Real Properties with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Real Property is located.

SECTION 5.06 Books and Records; Inspection Rights. The Borrower shall, and shall cause each of the Borrower Group Entities to, keep proper books of record and account in which full, true and correct, in all material respects, entries are made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of the Borrower Group Entities to, permit any representatives designated by the Administrative Agent or any Lender (provided that, at Borrower’s request, the Administrative Agent or such Lender must be accompanied by a representative of Borrower), upon reasonable prior notice and subject to the rights of tenants on such properties, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, that so long as no Event of Default shall have occurred and be continuing, only one such visit per calendar year by the Administrative Agent or any Lender (or their representatives) shall be at the expense of the Borrower. Notwithstanding anything to the contrary in this Section 5.06, no Borrower Group Entity will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) would be in breach of any confidentiality obligations, fiduciary duty or law or (ii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided that in the event that a Borrower Group Entity does not provide information in reliance on the exclusions in this sentence, it shall use its commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions.

SECTION 5.07 Compliance with Laws. The Borrower shall, and shall cause each of the Borrower Group Entities to comply with, or cause the applicable tenant to comply with, all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower shall, and shall cause the Borrower Group Entities to, obtain and maintain in full force and effect all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and operation of the Borrowing Base Properties for their intended use, except to the extent that the failure of the same to be obtained or to remain in full force and effect does not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 5.08 Use of Proceeds. The proceeds of the Loans shall be used only for Approved Purposes. No part of the proceeds of any Loan shall be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09 Reserved.

SECTION 5.10 Further Assurances. The Borrower shall, and shall cause each of the other Borrower Group Entities to, promptly upon request by the Administrative Agent or the Required Lenders, execute any and all further documents, agreements and instruments, and take all such further actions which may be required under any Applicable Law, or which either the Administrative Agent or the Required Lenders may reasonably request, to effectuate the Transactions, the reasonable expenses of which shall be paid by the Borrower.

SECTION 5.11 Reserved.

SECTION 5.12 Environmental Laws. The Borrower shall, and shall cause each of the Borrower Group Entities to, keep and maintain all Real Properties in compliance with all Environmental Laws, except where the failure could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.13 Collateral Matters; Operating Account.

(a) The Borrower shall cause all of the Collateral to, in each case, be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Security Documents.

(b) [reserved]

(c) Within one hundred eighty (180) days following the Effective Date (with respect to each initial Borrowing Base Property) and, thereafter, within sixty (60) days following the addition of a Borrowing Base Property pursuant to Section 2.05, the Borrower shall cause the tenant of each Borrowing Base Property to deposit into the Operating Account all rents and other fees payable pursuant to the applicable Postal Lease relating to such Borrowing Base Property. To facilitate the foregoing, within the applicable time periods noted in the immediately preceding sentence, the Borrower shall, and shall cause each other Borrowing Base Entity to, deliver Tenant Direction Notices to tenants under Postal Leases of the Borrowing Base Properties. Without limiting the foregoing, to the extent that any Borrower Group Entity receives revenue generated by a Borrowing Base Property, Borrower shall, or shall cause such Borrower Group Entity (if not the Borrower) to, promptly deposit such revenue into the Operating Account. So long as no Event of Default exists, sums on deposit in the Operating Account shall be available to the REIT for the payment of operating expenses of the Borrowing Base Properties, for corporate general and administrative expenses and for dividends to the extent necessary for the REIT to maintain its qualification as a “real estate investment trust” under Sections 856 through 860 of the Code, and for avoiding, to the extent possible, the imposition of income tax under Section 857(b) of the Code and the imposition of excise tax under Section 4981 of the Code (the payment of such amounts, collectively, the “Permitted Payments”) and for any other purpose not prohibited under the Loan Documents; provided, however, (x) during the continuance of an Event of Default (other than a payment Event of Default or an Event of Default arising out of a Bankruptcy Event) but prior to the acceleration of the Maturity Date by Administrative Agent in connection with its exercise of remedies hereunder or under any Loan Document, the Borrower shall be entitled to receive disbursements of sums on deposit in the Operating Account to make Permitted Payments following delivery to Administrative Agent of a requisition therefor, together with invoices or other reasonable backup establishing that such Permitted Payments are then due and payable (it being agreed that following the making of such Permitted Payments with such disbursements, at Administrative Agent’s request, the Borrower shall provide Administrative Agent with evidence reasonably satisfactory to Administrative Agent that such disbursements were used for the purpose for which they were requisitioned) and (y) during the continuance of a payment Event of Default, an Event of Default arising out of a Bankruptcy Event or following acceleration of the Maturity Date by Administrative Agent in connection with its exercise of remedies hereunder or under any Loan Document, sums on deposit in the Operating Account shall no longer be available to the REIT for any purpose and Administrative Agent shall have the right, in its sole and absolute discretion, to apply such sums to repayment of amounts owing in respect of the Obligations or payment of expenses in respect of the ownership and operation of any Real Property. Subject to the foregoing, following the occurrence and during the continuance of an Event of Default, amounts on deposit in the Operating Account shall be subject to the sole dominion and control of Administrative Agent.

(d) As security for payment and performance of the Obligations, the Borrower hereby pledges and assigns to the Administrative Agent on behalf of the Lenders, and grants to the Administrative Agent (on behalf of the Lenders) a security interest in, all the Borrower’s right, title and interest in and to the Operating Account and in and to all payments to or monies held in the Operating Account. The Borrower shall not, without obtaining the prior express written consent of the Administrative Agent, further pledge, assign or grant any security interest in the Operating Account, or permit any Lien to attach thereto, or any levy to be made thereon, or authorize any UCC financing statements, except those naming the Administrative Agent as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the Uniform Commercial Code. Upon repayment in full of the Obligations and expiration or termination of the Commitments, all remaining funds held in the Operating Account shall be promptly disbursed to the Borrower.

SECTION 5.14 Accounts. The Borrower shall cause all deposit accounts of each Borrower Group Entity related to the Borrowing Base Properties, including operating, lease security and property management accounts, to be held with People’s United Bank, National Association.

SECTION 5.15 Single Purpose. The Borrower shall cause each Subsidiary Guarantor to maintain itself as a Single Purpose Entity.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the Obligations (other than unasserted contingent obligations) shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness. The Borrower shall not, nor shall it permit any other Borrower Group Entity to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) any Subsidiary may incur (x) Indebtedness secured by any Non-Borrowing Base Property (or, solely to the extent such Subsidiary is not a Loan Party, the Equity Interests of such Subsidiary) or (y) unsecured Indebtedness to finance the acquisition of a Non-Borrowing Base Property, and any refinancings thereof;

(c) Guarantees by the Borrower of Indebtedness of any Subsidiary, by the REIT of Indebtedness of the Borrower or any Subsidiary, and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

(d) trade payables and accrued expenses incurred in the ordinary course of business that are not outstanding for more than ninety (90) days from the date such amounts are due and payable, provided such ninety (90) day limitation shall not apply for any such payable or expense that is less than $10,000, individually, or otherwise being contested in good faith;

(e) the Indebtedness existing as of the Effective Date that is set forth on Schedule 6.01, and any refinancings thereof;

(f) obligations (contingent or otherwise) existing or arising under any Swap Agreement entered into for the purpose of mitigating risks associated with fluctuation in interest rates (including both fixed to floating and floating to fixed contracts), foreign exchange rates or commodity price fluctuations in a non-speculative manner;

(g) (i) Capital Leases and (ii) Indebtedness secured by purchase money Liens, in an aggregate outstanding principal amount for clauses (i) and (ii) on a combined basis not to exceed $5,000,000 at any time;

(h) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, commercial credit cards, stored value cards, purchasing cards and treasury management services, including any obligations pursuant to agreements to provide cash management services, and other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs, controlled disbursement, ACH transactions, return items, interstate depository network service, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management, and in each case, similar arrangements and otherwise in connection with cash management, including cash management arrangements among the Borrower and its Subsidiaries;

(i) contractual indemnity obligations entered into in the ordinary course of business; and

(j) other additional Indebtedness (and refinancings thereof) of any Borrower Group Entity that is not a Loan Party.

SECTION 6.02 Liens. The Borrower will not, and will not permit any of the Loan Parties to, create, incur, assume or permit to exist any Lien on all or any portion of the Collateral or any proceeds therefrom, except Permitted Encumbrances.

SECTION 6.03 Fundamental Changes.

(a) The Borrower shall not, nor shall it permit any other Borrower Group Entity to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or effect a disposition (whether in one transaction or in a series of transactions) of all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except (i) any Disposition of any Real Property that is a Permitted Disposition, (ii) mergers, consolidations and combinations of any Borrower Group Entity (other than the REIT) with another Borrower Group Entity (other than the REIT), provided that (A) if the Borrower is a party to such transaction, then the Borrower is the surviving Person and (B) otherwise, if a Subsidiary Guarantor is a party to such transaction, then a Subsidiary Guarantor is the surviving Person, (iii) Permitted Acquisitions and (iv) Permitted Dispositions of Equity Interests in Subsidiaries which are not Loan Parties.

(b) The Borrower shall not, nor shall it permit any other Borrower Group Entity to, engage in any business other than businesses of the type conducted by the Borrower Group Entities on the Effective Date and businesses reasonably related thereto, ancillary thereto or reasonable extensions thereof.

(c) Except as disclosed to the Administrative Agent in writing prior to the Effective Date with respect to the Special Subsidiaries, the Borrower shall not effect any change in (i) the Borrower’s legal name, (ii) the location of the Borrower’s chief executive office or principal place of business, (iii) the Borrower’s identity or organizational structure, (iv) the Borrower’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) the Borrower’s jurisdiction of organization (in each case, including by merging with or into any other Person, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (without limiting any of the provisions of this Agreement) (A) it shall have given the Administrative Agent not less than thirty (30) days’ prior written notice, or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) it shall promptly take all action reasonably requested by the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent in the Collateral.

SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower shall not, nor shall it permit any other Borrower Group Entity to, make or permit to remain outstanding any Investments except:

(a) Investments in Real Properties (including fee interests and leases), Real Estate Assets, Equity Interests of owners of Real Properties and Real Estate Assets, and operating deposit accounts with banks in connection therewith;

(b) with respect to the Borrower and/or the REIT only, marketable securities available for sale;

(c) Investments in Cash and Cash Equivalents;

(d) Investments in (i) another Borrower Group Entity, provided that no more than $5,000,000 of cash Investments in Borrower Group Entities under this clause (i) that are not Loan Parties can be outstanding at any time and (ii) the Property Manager in the ordinary course of business;

(e) Permitted Acquisitions;

(f) Subject to the limitations imposed by Section 6.04(d), Investments in the form of Guarantees permitted under Section 6.01;

(g) Investments in the form of promissory notes held by, and owing to, a Borrower Group Entity on account of deferred purchase price obligations owing to such Borrower Group Entity on account of a Disposition of Real Property permitted hereunder; and

(h) Investments consisting of loans and advances to officers, directors and employees for business-related travel expenses, moving expenses, payroll expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests in the REIT.

SECTION 6.05 Swap Agreements. The Borrower shall not, nor shall it permit any other Borrower Group Entity to, enter into any Swap Agreement, except Swap Agreements entered into for non-speculative purposes; provided that such Swap Agreements do not cause non-compliance with the financial covenants set forth in Section 6.07 or cause a Borrowing Base Property to fail to meet the criteria for an Eligible Property.

SECTION 6.06 Restricted Payments. The Borrower shall not, nor shall it permit any other Borrower Group Entity to, declare or make, directly or indirectly, any Restricted Payment if there has occurred an Event of Default; provided, however, (a) in no event (including under the circumstances described in the immediately succeeding clause (b)) shall any Borrower Group Entity declare or make, directly or indirectly, any Restricted Payment that would violate the financial covenants set forth in Section 6.07(e); (b) if an Event of Default has occurred, then the REIT may nevertheless declare or make, directly or indirectly, Restricted Payments to the extent necessary for the REIT to (i) maintain its qualification as a “real estate investment trust” under Sections 856 through 860 of the Code and (ii) avoid, to the extent possible, the imposition of income tax under Section 857(b) of the Code and the imposition of excise tax under Section 4981 of the Code, but only so long as an acceleration of the Maturity Date by Administrative Agent in connection with its exercise of remedies hereunder or under any Loan Document has not occurred, and, if no such acceleration has occurred, then only if such Event of Default is not a payment Event of Default and not an Event of Default arising out of a Bankruptcy Event; (c) any Borrower Group Entity (other than the REIT) may declare and make any Restricted Payment to any other Borrower Group Entity; and (d) any Borrower Group Entity may pay any dividend or distribution within sixty (60) days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement.

SECTION 6.07 Certain Financial Covenants. Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall not permit:

(a) Maximum Consolidated Secured Indebtedness Ratio. The Consolidated Secured Indebtedness Ratio to exceed forty percent (40%) as of the last day of each calendar quarter.

(b) Maximum Consolidated Leverage Ratio. The Consolidated Leverage Ratio to exceed sixty percent (60%) as of the last day of each calendar quarter.

(c) Minimum Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio to be less 1.50 to 1.00 as of the last day of each calendar quarter.

(d) Minimum Consolidated Tangible Net Worth. The Consolidated Tangible Net Worth to be less than (i) as of the last day of each calendar quarter ending September 30, 2019 and December 31, 2019, $50,000,000 and (ii) as of the last day of the calendar quarter ending March 31, 2020 and the last day of each calendar quarter thereafter, the sum of (x) $75,000,000 plus (y) seventy-five percent (75%) of the aggregate net proceeds received by any Borrower Group Entity in connection with any offering of Equity Interests in the REIT after the Effective Date.

(e) Maximum Dividend Payout Ratio. The Maximum Dividend Payout Ratio to exceed ninety-five percent (95%) unless, so long as no Event of Default has occurred and is continuing, a higher Maximum Dividend Payout Ratio is necessary for the REIT to maintain its status as a “real estate investment trust” under the Code; provided, that if the REIT issues any public Equity Interests through an offering of Equity Interests at any time while the Obligations are unpaid or the Commitments have not been terminated or expired, the Maximum Dividend Payout Ratio shall not be tested for both the calendar quarter in which such issuance of Equity Interest is made and the immediately following calendar quarter.

(f) Maximum Consolidated Unsecured Leverage Ratio. The Consolidated Unsecured Leverage Ratio to exceed sixty percent (60%) as of the last day of each calendar quarter.

(g) Minimum Debt Service Coverage Ratio. The Consolidated Debt Service Coverage Ratio to be less than 1.75:1.00 as of the last day of each calendar quarter based on the preceding three (3) month period ending on such day.

SECTION 6.08 Transactions with Affiliates. Except as set forth on Schedule 6.08 attached hereto, the Borrower shall not, nor shall it permit any other Borrower Group Entity to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Borrower Group Entity than could be obtained on an arm’s-length basis from unrelated third parties and (b) transactions between or among the Borrowing Base Entities.

SECTION 6.09 Restrictive Agreements. The Borrower shall not, nor shall it permit any other Borrower Group Entity to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Borrower Group Entity to create, incur or permit to exist any Lien upon any Real Property or Equity Interests in any Borrower Group Entity; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by the Loan Documents, (b) restrictions and conditions applicable solely to a Non-Borrowing Base Property or Equity Interests in a Subsidiary that is not a Loan Party which are contained in documents evidencing mortgage Indebtedness relating to such Non-Borrowing Base Property that is permitted hereunder, (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (d) customary provisions in leases and other contracts restricting the assignment thereof and (e) provisions conditioning a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios so long as such provision does not generally prohibit the encumbrance of such Person’s assets or the encumbrance of specific assets.

SECTION 6.10 Sanctions Laws and Regulations.

(a) The Borrower shall not, nor shall it permit any other Borrower Group Entity to, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Person (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations, or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any Borrower Group Entity.

(b) None of the funds or assets of any Loan Party that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are the subject of sanctions under any Sanctions Laws and Regulations.

SECTION 6.11 Organizational Documents. Without the prior written consent of Administrative Agent, the Borrower shall not, nor shall it permit any other Borrower Group Entity to, modify any of the terms or provisions in its Organizational Documents, except: (a) modifications necessary to clarify existing provisions of such Organizational Documents; (b) modifications which would have no material adverse, substantive effect on the rights or interests of the Administrative Agent and the Lenders in conjunction with the Loans or under the Loan Documents and (c) modifications in connection with mergers, consolidations, Investments, Permitted Dispositions and other transactions not otherwise prohibited by the other provisions of this Agreement.

SECTION 6.12 Fiscal Year. None of the Loan Parties will change its fiscal year for accounting or tax purposes from a period consisting of the twelve (12)-month period ending on December 31 of each calendar year.

SECTION 6.13 Dispositions. The Borrower shall not, nor shall it permit any other Borrower Group Entity to, allow any Disposition to occur except for Permitted Dispositions and any merger, consolidation, sale, liquidation or dissolution not prohibited by Section 6.03. Notwithstanding anything to contrary contained in this Agreement, no consent of the Administrative Agent or the Lenders shall be required with respect to Permitted Dispositions and Permitted Dispositions themselves shall not constitute an Event of Default.

SECTION 6.14 Reserved.

SECTION 6.15 Accounting. The Borrower shall not, nor shall it permit any other Borrower Group Entity to, make any material change in accounting policies or reporting practices, except as required or permitted by GAAP, FASB, the Securities and Exchange Commission or another Governmental Authority.

SECTION 6.16 Sale Leasebacks. The Borrower shall not, nor shall it permit any other Borrower Group Entity to, enter into any sale and leaseback transaction with respect to any Real Property, other than as the purchaser-lessor at the time of the acquisition thereof.

SECTION 6.17 Reserved.

SECTION 6.18 Reserved.

SECTION 6.19 Anti-Corruption. The Borrower shall not request any Borrowing, and no Borrower Group Entity shall use the proceeds of any Borrowing, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

SECTION 6.20 ERISA. Neither the REIT nor the Borrower shall take any action, or omit to take any action, which would (a) cause the assets of any Borrower Group Entity to constitute “plan assets” of any plan subject to Title I of ERISA for purposes of ERISA or the Code, or (b) cause the Transactions to be a non-exempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Administrative Agent and/or the Lenders, on account of any Loan or execution of the Loan Documents hereunder, to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any scheduled principal of any Loan as and when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or other Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of the Loan Parties) or 5.08 or in Article VI (other than Section 6.07);

(e) the Borrower shall fail to comply with any of the financial covenants set forth in Section 6.07; provided, however, if prepaying a portion of the outstanding principal amount of the Loans in accordance with this Agreement and/or delivering to the Administrative Agent for the benefit of the Lenders additional collateral acceptable to the Administrative Agent would bring the Borrower into compliance with the financial covenants set forth in Section 6.07 that the Borrower failed to comply with, such failure shall not be an Event of Default hereunder so long as within thirty (30) days after the Borrower becomes aware of such failure, Borrower makes such prepayment of the Loans and/or delivers such additional collateral to the Administrative Agent for the benefit of the Lenders, in the aggregate amount reasonably determined by Administrative Agent to result in compliance with the failed financial covenant;

(f) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in clause (a), (b), (c), (d) or (e) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after the Borrower becomes aware of such failure; provided that if such failure cannot be remedied within such thirty (30)-day period and such failure is susceptible of remedy and such Loan Party is proceeding with diligence and in good faith to remedy such failure, then such thirty (30)-day cure period shall be extended for an additional sixty (60) days;

(g) any event or condition occurs that results in any Material Indebtedness (other than Non-Recourse Indebtedness) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of one or more Loan Parties or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) one or more Loan Parties shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors;

(j) one or more Loan Parties shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against one or more of the Borrower Group Entities and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any Borrower Group Entity to enforce any such judgment;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) [reserved];

(n) [reserved];

(o) a Change in Control shall occur, unless such Change in Control is approved in advance by the Lenders;

(p) any Loan Party shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Loan Party seeking its termination, dissolution or liquidation;

(q) any Guarantor shall (i) rescind or revoke its obligations under any Loan Document to which it is a party, with respect to future transactions or otherwise, or (ii) at any time fail to make a payment pursuant to the terms of, or otherwise breach the obligations of, Section 2 of the Guaranty; or

(r) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent (on behalf of the Lenders), free and clear of all other Liens (other than Permitted Encumbrances), or, except for expiration in accordance with its terms or release in accordance with the terms of the Loan Documents, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Borrower Group Entity;

then, and in every such event (other than an event with respect to a Loan Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations (other than the Specified Swap Obligations) of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand or otherwise of any kind, all of which are hereby waived by the Borrower.

In addition to any other rights and remedies granted to them in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other Applicable Law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Borrower or any other Borrower Group Entity of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Borrower Group Entity, which right or equity is hereby waived and released. The Borrower further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Borrower’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-615(a)(3) of the Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to the Borrower or any other Borrower Group Entity. To the extent permitted by Applicable Law, the Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights granted to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document after the occurrence and during the continuation of an Event of Default. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, the other Loan Parties or any of their subsidiaries or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower Group Entities that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower Group Entity), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by providing thirty (30) days prior written notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) so long as no Event of Default has occurred and is continuing, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and, to the extent required, consented to by the Borrower, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or mailed by certified or registered mail, as follows:

(i) if to the Borrower, to it at 75 Columbia Avenue, Cedarhurst, New York 11516, Attention of Jeremy Garber; with a copy to Hunton Andrews Kurth LLP, 951 East Byrd Street, Richmond, Virginia 23219, Attention of Eric J. Nedell, Esq.;

(ii) if to the Administrative Agent, to People’s United Bank, National Association, 250 Park Avenue, Suite 905, New York, New York 10177, Attention: Jason Bishop; with a copy to People’s United Bank, National Association, Agency Services BC5- 1357, 850 Main Street, Bridgeport, Connecticut 06604, REF: Postal Realty Trust, and to Morrison & Foerster LLP, 250 West 55th Street, New York, New York 10019, Attention: Keith M. Print, Esq.; and

(iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Electronic Systems.

(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar, DebtX or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower Group Entity therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Party(ies) party thereto and the Required Lenders or by the Loan Party(ies) party thereto and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender, (vi) release all or substantially all of the value of the Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted in accordance with this Agreement or the Guaranty (in which case such release may be made by Administrative Agent acting alone), or (vii) release all or any material portion of the Collateral, or all or any material portion of the Liens created by the Security Documents, without the written consent of each Lender, except to the extent such release is permitted in accordance with this Agreement or the Security Documents (in which case such release may be made by Administrative Agent acting alone); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Borrower and the Administrative Agent, without the consent of any Lender, may enter into any waiver, amendment or modification to cure ambiguities, omissions, mistakes or defects in the Loan Documents.

SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of Administrative Agent, including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, in connection with the due diligence related to the Transactions, the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) and all costs, out-of-pocket expenses, assessments and other charges (other than taxes) incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials in, on, under, or from any Real Property, or any Environmental Liability related in any way to any Borrower Group Entity, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the extent permitted by Applicable Law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower; provided that the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee (other than an Ineligible Institution); and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under the Loan Documents;

(C) any Lender that is a party to such assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower Group Entities and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and Applicable Laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under the Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under the Loan Documents shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Borrower Group Entity or any of their Affiliates without the prior consent of each Lender.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any Swap Agreement (other than with respect to Excluded Swap Obligations) and although such Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (but not to an Ineligible Institution) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations (but not to an Ineligible Institution), (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from or on behalf of the Borrower relating to the Borrower Group Entities or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13 Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.14 Joint and Several Liability. The Obligations constitute the joint and several obligation of the Persons making up the Borrower and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Obligations against any one or more of such Persons.

SECTION 9.15 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 9.17 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Borrower Group Entity, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-subsection (i) in the immediately preceding subsection (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-subsection (iv) in the immediately preceding subsection (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Borrower Group Entity, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent hereby informs the Lenders that it is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 9.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.19 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 9.20 Division. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 9.21 Titled Agent. The Syndication Agent named on the cover page to this Agreement assumes no responsibility or obligation hereunder or under any other Loan Document, including, without limitation, for servicing, enforcement or collection of the Loans, nor any duties as an agent under the Loan Documents. The title given to the Syndication Agent named on the cover page to this Agreement is solely honorific and implies no fiduciary responsibility on the part of such Syndication Agent to Administrative Agent, any Lender or any Loan Party and the use of such title does not impose on such Syndication Agent any duties or obligations or entitle such Syndication Agent to any rights under the Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

POSTAL REALTY LP, a Delaware limited partnership

By:	Postal Realty Trust, Inc.,
its general partner

By:	/s/ Jeremy Garber
	Name:	Jeremy Garber
	Title:	President, Treasurer and Secretary

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Signature Page – Credit Agreement

ADMINISTRATIVE AGENT:

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION

By:	/s/ Jason Bishop
	Name:	Jason Bishop
	Title:	Senior Vice President

[signatures continue on following page]

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LENDERS:

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION

By:	/s/ Jason Bishop
	Name:	Jason Bishop
	Title:	Senior Vice President

[signatures continue on following page]

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BMO HARRIS BANK N.A.

By:	/s/ Aaron Lanski
	Name:	Aaron Lanski
	Title:	Managing Director

[signatures continue on following page]

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STIFEL BANK & TRUST

By:	/s/ Joseph L. Sooter, Jr.
	Name:	Joseph L. Sooter, Jr.
	Title:	Senior Vice President

[end of signatures]

Signature Page – Credit Agreement

SCHEDULE 1.01 -- INITIAL SUBSIDIARY GUARANTORS

1. A and J Assets LLC, a Delaware limited liability company

2. Alabama Postal Holdings, LLC, a Delaware limited liability company

3. Arkansas Postal Holdings LLC, a Delaware limited liability company

4. Asset 20024, L.L.C., a Delaware limited liability company

5. Gary Glen Park Realty, LLC, a Delaware limited liability company

6. Harbor Station, LLC, a Delaware limited liability company

7. Hiler Buffalo LLC, a Delaware limited liability company

8. Illinois Postal Holdings, LLC, a Delaware limited liability company

9. Iowa Postal Holdings, LLC, a Delaware limited liability company

10. Louisiana Postal Holdings LLC, a Delaware limited liability company

11. Mass Postal Holdings LLC, a Delaware limited liability company

12. Michigan Postal Holdings LLC, a Delaware limited liability company

13. Missouri & Minnesota Postal Holdings, LLC, a Delaware limited liability company

14. Ohio Postal Holdings, LLC, a Delaware limited liability company

15. Pennsylvania Postal Holdings, LLC, a Delaware limited liability company

16. Postal Holdings LLC, a Delaware limited liability company

17. PPP Assets, LLC, a Delaware limited liability company

18. South Carolina Postal Holdings LLC, a Delaware limited liability company

19. Tennessee Postal Holdings, LLC, a Delaware limited liability company

20. United Post Office Investments, LLC, a Delaware limited liability company

21. UPH Merger Sub LLC, a Delaware limited liability company

22. Wisconsin Postal Holdings, LLC, a Delaware limited liability company

SCHEDULE 2.01 – COMMITMENTS

Lender	Commitment
People’s United Bank, National Association	$55,000,000.00
BMO Harris Bank N.A.	$35,000,000.00
Stifel Bank & Trust	$10,000,000.00
Total Commitments	$100,000,000.00

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SCHEDULE 2.05 -- INITIAL BORROWING BASE PROPERTIES

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

1.	Auburn, MA - MPO	Mass Postal Holdings LLC	United States Postal Service	Mass Postal Holdings LLC	Mass Postal Holdings LLC

2.	Camden, OH - MPO	Ohio Postal Holdings, LLC	United States Postal Service	Ohio Postal Holdings, LLC	Ohio Postal Holdings, LLC

3.	Cedar Bluff, AL - MPO	Alabama Postal Holdings, LLC	United States Postal Service	Alabama Postal Holdings, LLC	Alabama Postal Holdings, LLC

4.	Chattanooga, TN - Highland Park Station	Tennessee Postal Holdings, LLC	United States Postal Service	Tennessee Postal Holdings, LLC	Tennessee Postal Holdings, LLC

5.	Cincinnati, OH - Taft Branch	Ohio Postal Holdings, LLC	United States Postal Service	Ohio Postal Holdings, LLC	Ohio Postal Holdings, LLC

6.	Corpus Christi, TX - Stonewall Mall Station	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

7.	Dallas, TX - A Station	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

8.	Dallas, TX - A Station-Parking	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

9.	East Weymouth, MA - MPO	Mass Postal Holdings LLC	United States Postal Service	Mass Postal Holdings LLC	Mass Postal Holdings LLC

10.	Lindale, TX - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

11.	Marinette, WI - MPO	Wisconsin Postal Holdings, LLC	United States Postal Service	Wisconsin Postal Holdings, LLC	Wisconsin Postal Holdings, LLC

12.	Maynard, MA - MPO	Mass Postal Holdings LLC	United States Postal Service	Mass Postal Holdings LLC	Mass Postal Holdings LLC

13.	Milwaukee, WI - Bay View Station	Wisconsin Postal Holdings, LLC	United States Postal Service	Wisconsin Postal Holdings, LLC	Wisconsin Postal Holdings, LLC

14.	Milwaukee, WI - Harbor Station	Harbor Station, LLC	United States Postal Service	Harbor Station, LLC	Harbor Station, LLC

15.	Milwaukee, WI - Parklawn Station	Wisconsin Postal Holdings. LLC	United States Postal Service	Wisconsin Postal Holdings. LLC	Wisconsin Postal Holdings, LLC

16.	Muleshoe, TX - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

17.	Nescopeck, PA - MPO	Pennsylvania Postal Holdings, LLC	United States Postal Service	Pennsylvania Postal Holdings, LLC	Pennsylvania Postal Holdings, LLC

18.	North Quincy, MA - MPO (Retail)	Mass Postal Holdings LLC	United States Postal Service	Mass Postal Holdings LLC	Mass Postal Holdings LLC

19.	North Weymouth, MA - MPO	Mass Postal Holdings LLC	United States Postal Service	Mass Postal Holdings LLC	Mass Postal Holdings LLC

20.	Norwood, OH - MPO	Ohio Postal Holdings, LLC	United States Postal Service	Ohio Postal Holdings, LLC,	Ohio Postal Holdings, LLC

21.	Portland, MI - MPO	Michigan Postal Holdings LLC	United States Postal Service	Michigan Postal Holdings LLC	Michigan Postal Holdings, LLC

22.	Rittman, OH - MPO	Ohio Postal Holdings, LLC	United States Postal Service	Ohio Postal Holdings, LLC	Ohio Postal Holdings, LLC

23.	San Antonio, TX - Hackberry Station	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

24.	San Antonio, TX - Highland Hills Station	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

25.	Sharon, MA - MPO	Mass Postal Holdings LLC	United States Postal Service	Mass Postal Holdings LLC	Mass Postal Holdings LLC

26.	Shepherd, MI - MPO	Michigan Postal Holdings LLC	United States Postal Service	Michigan Postal Holdings LLC	Michigan Postal Holdings LLC

27.	Sinton, TX - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

28.	Stevens Point, WI - MPO	Wisconsin Postal Holdings, LLC	United States Postal Service	Wisconsin Postal Holdings, LLC	Wisconsin Postal Holdings, LLC

29.	Williamsburg, PA - MPO	Pennsylvania Postal Holdings, LLC	United States Postal Service	Pennsylvania Postal Holdings, LLC	Pennsylvania Postal Holdings, LLC

30.	La Grange, MO - MPO	Missouri & Minnesota Postal Holdings, LLC	United States Postal Service	Missouri & Minnesota Postal Holdings, LLC	Missouri & Minnesota Postal Holdings, LLC

31.	Trenton, IL - MPO	Illinois Postal Holdings, LLC	United States Postal Service	Illinois Postal Holdings, LLC	Illinois Postal Holdings, LLC

32.	Saint Ann, MO - MPO	Missouri & Minnesota Postal Holdings, LLC	United States Postal Service	Missouri & Minnesota Postal Holdings, LLC	Missouri & Minnesota Postal Holdings, LLC

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

33.	Fairview OK - MPO	Postal Holdings LLC	United States Postal Service	Postal Holdings LLC	Postal Holdings LLC

34.	Detroit, MI	Michigan Postal Holdings LLC	United States Postal Service	Michigan Postal Holdings LLC	Michigan Postal Holdings LLC

35.	Woodbury, TN - MPO	Tennessee Postal Holdings, LLC	United States Postal Service	Tennessee Postal Holdings, LLC	Tennessee Postal Holdings, LLC

36.	Galena, AK - MPO	Postal Holdings LLC	United States Postal Service	Postal Holdings LLC	Postal Holdings LLC

UPOI (140 Props)			United States Postal Service

37.	Adrian, PA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

38.	Akron, MI - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

39.	Albany, LA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

40.	Amelia, LA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

41.	Amoret, MO - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

42.	Arcadia, OK - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

43.	Archer, IA - MPO	United Post Office Investments, Inc..	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

44.	Barton City, MI - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

45.	Basalt, ID - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

46.	Beach, ND - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

47.	Blanco, OK - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

48.	Blandon, PA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

49.	Boswell, PA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

50.	Briscoe, TX - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

51.	Brownfield, PA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

52.	Camp Crook, SD - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

53.	Caney, OK – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

54.	Carencro, LA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

55.	Castlewood, SD – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

56.	Cedarville, AR – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

57.	Chalk Hill, PA – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

58.	Clancy, MT – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

59.	Cochranville, PA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

60.	Cortland, NE – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

61.	De Witt, MO - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

62.	Dewar, OK - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

63.	Dracut, MA – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

64.	Dunlap, TN – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

65.	Eagle, WI – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

66.	Eden Valley, MN – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

67.	Exline, IA – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

68.	Falcon, MO – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

69.	Flippin, AR - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

70.	Folsom, LA – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

71.	Fountain, MI – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

72.	Foyil, OK – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

73.	Fruitland, ID - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

74.	Gallitzin, PA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

75.	Gillett, TX – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

76.	Glenmora, LA – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

77.	Grand Cane, LA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

78.	Grantville, KS – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

79.	Guy, TX – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

80.	Hadley, MA – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

81.	Halls, TN – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

82.	Hallsville, TX – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

83.	Hamer, ID – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

84.	Harris, MN – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

85.	Hartland, MI – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

86.	Herminie, PA – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

87.	Hillsdale, OK – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

88.	Hulbert, MI – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

89.	Huntington, MA – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

90.	Iroquois, SD – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

91.	Island Park, ID - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

92.	Jackson Center, PA – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

93.	Julian, PA – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

94.	Kansas, OK – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

95.	Ketchum, OK – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

96.	Knobel, AR – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

97.	Lake Andes, SD – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

98.	Lake Cormorant, MS - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

99.	Lake Nebagamon, WI – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

100.	Lake, MI – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

101.	Langley, OK – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

102.	Le Center, MN – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

103.	Liberty, MS – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

104.	Lincoln, AR – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

105.	Luther, OK – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

106.	Maiden Rock, WI – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

107.	Malone, FL – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

108.	Manvel, TX – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

109.	Marietta, IL – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

110.	Marvell, AR – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

111.	Maysville, NC – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

112.	Meeker, OK – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

113.	Midvale, ID – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

114.	Mill Creek, OK – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

115.	Monroe, OK – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

116.	Montello, WI – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

117.	Monterey, LA – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

118.	Monteview, ID – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

119.	Mooringsport, LA – MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

120.	Morganton, GA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

121.	Morrisdale, PA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

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Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

122.	Mount Washington, KY - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

123.	New Haven, MI - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

124.	New Salem, PA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

125.	New Waverly, TX - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

126.	Newcastle, OK - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

127.	Noble, LA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

128.	Nolensville, TN - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

129.	North Waterboro, ME - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

130.	Oakland, ME - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

131.	Ola, AR - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

132.	Paris, ID - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

133.	Parsons, TN - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

134.	Pewaukee, WI - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

135.	Pilot Knob, MO - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

136.	Plainview, AR - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

137.	Powersville, MO - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

138.	Prue, OK - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

139.	Raymond, SD - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

140.	Richey, MT - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

141.	Ridgetop, TN - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

142.	Rozet, WY - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

143.	Saint Charles, ID - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

144.	Sand Creek, MI - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

145.	Saucier, MS - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

146.	Saxton, PA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

147.	Sheldon, ND - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

148.	Shell, WY - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

149.	Sherburn, MN - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

150.	Shirley, AR - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

151.	Slippery Rock, PA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

152.	Smokerun, PA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

153.	Snow Hill, MD - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

154.	Somers, CT - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

155.	Spavinaw, OK - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

156.	Spencer, OK - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

157.	Sprague, NE - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

158.	Storden, MN - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

159.	Strong, AR - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

160.	Stuart, OK - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

161.	Tetonia, ID - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

162.	Towner, ND - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

163.	Trego, MT - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

164.	Troy, TX - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

165.	Turtletown, TN - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

166.	Vici, OK - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

167.	Wadsworth, NV - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

168.	Warden, WA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

169.	Waskom, TX - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

170.	West, MS - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

171.	White, GA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

172.	Wilmer, AL - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

173.	Wilson, MI - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

174.	Winburne, PA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

175.	Woodbine, KY - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

176.	Yeagertown, PA - MPO	United Post Office Investments, Inc.	United States Postal Service	United Post Office Investments, Inc.	United Post Office Investments, LLC

177.	Abington, MA - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

178.	Aurora, CO - Fletcher Station	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

179.	Barstow, IL - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

180.	Barton, VT - MPO	Asset 20024, L.L.C	United States Postal Service	Asset 20024, L.L.C	Asset 20024, L.L.C.

181.	Brockway, PA - MPO	PPP Assets, LLC	United States Postal Service	PPP Assets, LLC	PPP Assets, LLC

182.	Buffalo, NY - Hiler Branch	Hiler Buffalo LLC	United States Postal Service	Hiler Buffalo LLC	Hiler Buffalo LLC

183.	Byron, MI - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L..L.C.

184.	Cadwell, GA - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

185.	Carbon Cliff, IL - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

186.	Castleton on Hudson, NY - MPO	PPP Assets, LLC	United States Postal Service	PPP Assets, LLC	PPP Assets, LLC

187.	Chester, WV - MPO	Hiler Buffalo LLC	United States Postal Service	Hiler Buffalo LLC	Hiler Buffalo LLC

188.	Chicago, IL - Austin Station (RMB Bldg)	Hiler Buffalo LLC	United States Postal Service	Hiler Buffalo LLC	Hiler Buffalo LLC

189.	Chicago, IL - Hegewisch Station	Hiler Buffalo LLC	United States Postal Service	Hiler Buffalo LLC	Hiler Buffalo LLC

190.	Colquitt, GA - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

191.	Deltaville, VA - MPO	A&J Assets LLC	United States Postal Service	A&J Assets LLC	A&J Assets LLC

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

192.	Dobson, NC - MPO	Hiler Buffalo LLC	United States Postal Service	Hiler Buffalo LLC	Hiler Buffalo LLC

193.	East Liverpool, OH - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

194.	Edina, MO - MPO	Hiler Buffalo LLC	United States Postal Service	Hiler Buffalo LLC	Hiler Buffalo LLC

195.	Elba, NY - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

196.	Enosburg Falls, VT - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

197.	Fabius, NY - MPO	A and J Assets LLC	United States Postal Service	A and J Assets LLC	A and J Assets LLC

198.	Fairlee, VT - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

199.	Frackville, PA - MPO	PPP Assets, LLC	United States Postal Service	PPP Assets, LLC	PPP Assets, LLC

200.	Gary, IN - Glen Park Station	Gary Glen Park Realty, LLC	United States Postal Service	Gary Glen Park Realty, LLC	Gary Glen Park Realty, LLC

201.	Girardville, PA - MPO	PPP Assets, LLC	United States Postal Service	PPP Assets, LLC	PPP Assets, LLC

202.	Glasgow, VA - MPO	Hiler Buffalo LLC	United States Postal Service	Hiler Buffalo LLC	Hiler Buffalo LLC

203.	Groton, VT - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

204.	Hancock, NY - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

205.	Hillsdale, IL - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

206.	Indian Rocks Beach, FL - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

207.	Knox, PA - MPO	PPP Assets, LLC	United States Postal Service	PPP Assets, LLC	PPP Assets, LLC

208.	Leola, PA - MPO	PPP Assets, LLC	United States Postal Service	PPP Assets, LLC	PPP Assets, LLC

209.	Leslie, MI - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

210.	Little York, IL - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

211.	Lynn Center, IL - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

212.	Marlborough, NH - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

213.	Meansville, GA - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

214.	Memphis, TN - Lamar St. Carrier Training Station	A and J Assets LLC	United States Postal Service	A and J Assets LLC	A and J Assets LLC

215.	Memphis, TN - Lamar Station	A and J Assets LLC	United States Postal Service	A and J Assets LLC	A and J Assets LLC

216.	Mount Vernon, IL - Carrier Annex	A and J Assets LLC	United States Postal Service	A and J Assets LLC	A and J Assets LLC

217.	New Philadelphia, PA - MPO	PPP Assets, LLC	United States Postal Service	PPP Assets, LLC	PPP Assets, LLC

218.	New Windsor, IL - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

219.	Oakdale, PA - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

220.	Orion, IL - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

221.	Orwigsburg, PA - MPO	PPP Assets, LLC	United States Postal Service	PPP Assets, LLC	PPP Assets, LLC

222.	Pompey, NY - MPO	A and J Assets LLC	United States Postal Service	A and J Assets LLC	A and J Assets LLC

223.	Port Henry, NY - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

224.	Poseyville, IN - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

225.	Princess Anne, MD - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

226.	Rapids City, IL - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

227.	Ringtown, PA - MPO	PPP Assets, LLC	United States Postal Service	PPP Assets, LLC	PPP Assets, LLC

228.	Seatonville, IL - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

229.	Shoemakersville, PA - MPO	PPP Assets, LLC	United States Postal Service	PPP Assets, LLC	PPP Assets, LLC

230.	South Royalton, VT - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

231.	Spring Grove, PA - MPO	PPP Assets, LLC	United States Postal Service	PPP Assets, LLC	PPP Assets, LLC

232.	Springport, MI - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

233.	Sundown, TX - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

234.	Tacoma, WA - MLK JR. Way Station	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

235.	Tower City, PA - MPO	PPP Assets, LLC	United States Postal Service	PPP Assets, LLC	PPP Assets, LLC

236.	Tulsa, OK - Northside Station	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

237.	Vanndale, AR - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

238.	Wadesville, IN - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

239.	West Sacramento, CA - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

240.	Williamstown, PA - MPO	PPP Assets, LLC	United States Postal Service	PPP Assets, LLC	PPP Assets, LLC

241.	Pelahatchie, MS - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

242.	Edgewood, IA - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

243.	Winamac, IN - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

244.	El Paso, TX – Five Points Station	A and J Assets LLC	United States Postal Service	A and J Assets LLC	A and J Assets LLC

245.	El Paso, TX – Five Points Additional Parking	A and J Assets LLC	United States Postal Service	A and J Assets LLC	A and J Assets LLC

246.	Kimball, NE - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

247.	Stinnett, TX - MPO	A and J Assets LLC	United States Postal Service	A and J Assets LLC	A and J Assets LLC

248.	Ralls, TX - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

249.	Deville, LA - MPO	Gary Glen Park Realty, LLC	United States Postal Service	Gary Glen Park Realty, LLC	Gary Glen Park Realty, LLC

250.	Scotland, SD - Main Office	Gary Glen Park Realty, LLC	United States Postal Service	Gary Glen Park Realty, LLC	Gary Glen Park Realty, LLC

251.	Toledo, OH - West Toledo Station	Ohio Postal Holdings, LLC	United States Postal Service	Ohio Postal Holdings, LLC	Ohio Postal Holdings, LLC

252.	Lake Charles, LA	Louisiana Postal Holdings LLC	United States Postal Service	Louisiana Postal Holdings LLC	Louisiana Postal Holdings LLC

253.	Little Rock, AR	Arkansas Postal Holdings LLC	United States Postal Service	Arkansas Postal Holdings LLC	Arkansas Postal Holdings LLC

Signature Page – Credit Agreement

SCHEDULE 2.23 – SPECIAL SUBSIDIARIES

1.	Indiana Postal Realty Holdings, LLC
2.	New Mexico Postal Realty Holdings, LLC
3.	Georgia Postal Realty Holdings, LLC
4.	Eastern Postal Realty Holdings, LLC
5.	Midwestern Postal Realty Holdings, LLC
6.	Southern Postal Realty Holdings, LLC
7.	Western Postal Realty Holdings, LLC

SCHEDULE 2.24 – FOREIGN JURISDICTION OPERATING SUBSIDIARIES

Subsidiary	Foreign Jurisdiction Qualification (for each State in which Real Property is owned)

A and J Assets LLC	VA, TX, NY, TN, IL

Alabama Postal Holdings, LLC	AL

Arkansas Postal Holdings LLC	AR

Asset 20024, L.L.C.	MA, VT, MI, OH, IA, FL, NE, NH, MS, NY, IN, TX

Gary Glen Park Realty, LLC	LA, IN, SD

Harbor Station, LLC	WI

Hiler Buffalo LLC	NY, WV, IL, NC, MO, IN, VA

Illinois Postal Holdings, LLC	IL

Iowa Postal Holdings, LLC	IA

Louisiana Postal Holdings LLC	LA

Mass Postal Holdings LLC	MA

Michigan Postal Holdings LLC	MI

Missouri & Minnesota Postal Holdings, LLC	MN, MO

Ohio Postal Holdings, LLC	OH

Pennsylvania Postal Holdings, LLC	PA

Postal Holdings LLC	OK, AK

Postal Realty LP	MI, NY, OK, PA, TX, WA, AR, CA, CO, GA, IL, MD

PPP Assets, LLC	PA, NY

South Carolina Postal Holdings LLC	SC

Tennessee Postal Holdings, LLC	TN

United Post Office Investments, LLC	PA, MI, LA, MO, OK, IA, ND, TX, SD, AR, MT, NE, MA, TN, WI, MN, KS, MS, FL, IL, NC, GA, KY, ME, WY, CT, NV, WA, AL

Wisconsin Postal Holdings, LLC	WI

Signature Page – Credit Agreement

SCHEDULE 3.05(b) – RENT ROLL

PropName	EffDate	ExpDate	Year	AnnualRent	Monthly Rent
Abington, MA - MPO	4/1/2017	3/31/2027	2027.00	$99,500.00	$8,291.67
Adrian, PA - MPO	3/1/1997	2/28/2022	2022.00	$8,760.00	$730.00
Akron, MI - MPO	3/1/1997	2/28/2022	2022.00	$15,015.00	$1,251.25
Albany, LA - MPO	3/1/1997	2/28/2022	2022.00	$17,572.50	$1,464.38
Alpha, IL - MPO	Holdover	6/30/2019	2019.00	$9,840.00	$820.00
Amelia, LA - MPO	3/1/1997	2/28/2022	2022.00	$20,880.00	$1,740.00
Amoret, MO - MPO	3/1/1997	2/28/2022	2022.00	$4,417.50	$368.13
Arcadia, OK - MPO	3/1/1997	2/28/2022	2022.00	$29,520.00	$2,460.00
Archer, IA - MPO	3/1/1997	2/28/2022	2022.00	$4,417.50	$368.13
Auburn, MA - MPO	4/1/2015	3/31/2020	2020.00	$141,872.50	$11,822.71
Aurora, CO - Fletcher Station	12/1/2016	11/30/2021	2021.00	$102,025.00	$8,502.08
Barstow, IL - MPO	2/1/2016	1/31/2021	2021.00	$5,376.00	$448.00
Barton City, MI - MPO	3/1/1997	2/28/2022	2022.00	$15,015.00	$1,251.25
Barton, VT - MPO	11/1/2016	10/31/2026	2026.00	$28,031.00	$2,335.92
Basalt, ID - MPO	3/1/1997	2/28/2022	2022.00	$3,945.00	$328.75
Beach, ND - MPO	3/1/1997	2/28/2022	2022.00	$15,015.00	$1,251.25
Blanco, OK - MPO	3/1/1997	2/28/2022	2022.00	$5,437.50	$453.13
Blandon, PA - MPO	3/1/1997	2/28/2022	2022.00	$12,615.00	$1,051.25
Boswell, PA - MPO	3/1/1997	2/28/2022	2022.00	$19,200.00	$1,600.00
Briscoe, TX - MPO	3/1/1997	2/28/2022	2022.00	$8,002.50	$666.88
Brockway, PA - MPO	11/1/2017	10/31/2022	2022.00	$38,000.00	$3,166.67
Brownfield, PA - MPO	3/1/1997	2/28/2022	2022.00	$4,620.00	$385.00
Buffalo, NY - Hiler Branch	7/22/2016	7/21/2026	2026.00	$64,969.00	$5,414.08
Butterfield, MN - MPO	12/1/2016	11/30/2021	2021.00	$12,600.00	$1,050.00
Byron, MI - MPO	9/1/2017	8/31/2027	2027.00	$13,920.00	$1,160.00
Cadwell, GA - MPO	2/1/2015	1/31/2020	2020.00	$9,030.00	$752.50
Camden, OH - MPO	11/1/2015	10/31/2020	2020.00	$18,090.00	$1,507.50
Camp Crook, SD - MPO	3/1/1997	2/28/2022	2022.00	$6,495.00	$541.25
Caney, OK - MPO	3/1/1997	2/28/2022	2022.00	$8,002.50	$666.88
Carbon Cliff, IL - MPO	11/1/2011	10/31/2021	2021.00	$7,176.00	$598.00
Carencro, LA - MPO	3/1/1997	2/28/2022	2022.00	$31,365.00	$2,613.75
Castleton on Hudson, NY - MPO	6/1/2018	5/31/2023	2023.00	$39,309.00	$3,275.75
Castlewood, SD - MPO	3/1/1997	2/28/2022	2022.00	$8,760.00	$730.00
Cedar Bluff, AL - MPO	3/1/2018	2/28/2023	2023.00	$18,786.00	$1,565.50

PropName	EffDate	ExpDate	Year	AnnualRent	Monthly Rent
Cedarville, AR - MPO	3/1/1997	2/28/2022	2022.00	$10,312.50	$859.38
Chalk Hill, PA - MPO	3/1/1997	2/28/2022	2022.00	$6,960.00	$580.00
Chattanooga, TN - Highland Park Station	3/1/2017	2/28/2022	2022.00	$15,711.00	$1,309.25
Chesaning, MI - MPO	Holdover	8/31/2019	2019.00	$22,427.00	$1,868.92
Chester, WV - MPO	8/1/2015	7/31/2020	2020.00	$35,000.00	$2,916.67
Chicago, IL - Austin Station (Rev Milton Brunson Bldg)	10/1/2016	9/30/2026	2026.00	$103,000.00	$8,583.33
Chicago, IL - Hegewisch Station	1/1/2016	12/31/2020	2020.00	$32,640.00	$2,720.00
Cincinnati, OH - Taft Branch	5/1/2016	4/30/2026	2026.00	$104,000.00	$8,666.67
Clancy, MT - MPO	3/1/1997	2/28/2022	2022.00	$14,340.00	$1,195.00
Cochranville, PA - MPO	3/1/2017	2/28/2027	2027.00	$17,240.00	$1,436.67
Colquitt, GA - MPO	1/1/2015	12/31/2019	2019.00	$35,703.00	$2,975.25
Corpus Christi, TX - Stonewall Mall Station	5/1/2016	4/30/2026	2026.00	$65,400.00	$5,450.00
Cortland, NE - MPO	3/1/1997	2/28/2022	2022.00	$4,620.00	$385.00
Dallas, TX - A Station	7/16/2015	7/15/2020	2020.00	$130,695.00	$10,891.25
Dallas, TX - A Station-Parking	7/16/2015	7/15/2020	2020.00	$14,940.00	$1,245.00
De Witt, MO - MPO	3/1/1997	2/28/2022	2022.00	$4,200.00	$350.00
Deltaville, VA - MPO	1/11/2000	1/10/2020	2020.00	$61,430.70	$5,119.23
Denver, PA - MPO	11/1/2000	10/31/2020	2020.00	$92,000.00	$7,666.67
Detroit, MI - P & DC Warehouse SP EMG	7/1/2019	6/30/2024	2024.00	$114,004.00	$9,500.33
DEVILLE, LA - MPO	8/1/2016	7/31/2021	2021.00	$31,752.00	$2,646.00
Dewar, OK - MPO	3/1/1997	2/28/2022	2022.00	$17,400.00	$1,450.00
Dillsburg, PA - MPO	9/1/2015	8/31/2020	2020.00	$45,620.10	$3,801.68
Dobson, NC - MPO	2/1/2016	1/31/2021	2021.00	$31,707.00	$2,642.25
Dracut, MA - MPO	3/1/2017	2/28/2022	2022.00	$121,612.50	$10,134.38
Dunlap, TN - MPO	3/1/1997	2/28/2022	2022.00	$34,725.00	$2,893.75
Eagle, WI - MPO	3/1/1997	2/28/2022	2022.00	$19,200.00	$1,600.00
East Liverpool, OH - MPO	12/1/2018	11/30/2023	2023.00	$149,999.00	$12,499.92
East Weymouth, MA - MPO	7/1/2016	6/30/2026	2026.00	$94,000.00	$7,833.33
Eden Valley, MN - MPO	3/1/1997	2/28/2022	2022.00	$10,560.00	$880.00
EDGEWOOD, IA - MPO	6/1/2015	5/31/2020	2020.00	$13,248.00	$1,104.00
Edina, MO - MPO	1/1/2017	12/31/2026	2026.00	$25,005.00	$2,083.75
EL PASO, TX - FIVE POINTS ADDL PKG	8/16/2017	7/31/2022	2022.00	$6,930.00	$577.50
EL PASO, TX - FIVE POINTS STATION	8/16/2017	7/31/2022	2022.00	$45,714.00	$3,809.50
Elba, NY - MPO	12/1/2016	11/30/2026	2026.00	$9,332.00	$777.67
Elizabeth, PA - MPO	Holdover	8/25/2019	2019.00	$53,690.00	$4,474.17

PropName	EffDate	ExpDate	Year	AnnualRent	Monthly Rent
Enosburg Falls, VT - MPO	6/1/2015	5/31/2020	2020.00	$26,600.00	$2,216.67
Exline, IA - MPO	3/1/1997	2/28/2022	2022.00	$4,800.00	$400.00
Fabius, NY - MPO	9/1/2015	8/31/2020	2020.00	$15,780.00	$1,315.00
Fairlee, VT - MPO	10/1/2015	9/30/2020	2020.00	$22,304.00	$1,858.67
FAIRVIEW, OK - MPO	1/1/2019	12/31/2023	2023.00	$24,696.00	$2,058.00
Falcon, MO - MPO	3/1/1997	2/28/2022	2022.00	$3,847.50	$320.63
Flippin, AR - MPO	3/1/1997	2/28/2022	2022.00	$24,075.00	$2,006.25
Flora, IN - MPO	Holdover	8/31/2019	2019.00	$21,612.50	$1,801.04
Folsom, LA - MPO	3/1/2017	2/28/2027	2027.00	$38,598.00	$3,216.50
Fountain, MI - MPO	3/1/1997	2/28/2022	2022.00	$12,615.00	$1,051.25
Foyil, OK - MPO	3/1/1997	2/28/2022	2022.00	$10,500.00	$875.00
Frackville, PA - MPO	1/1/2016	12/31/2019	2019.00	$36,560.76	$3,046.73
Fruitland, ID - MPO	3/1/1997	2/28/2022	2022.00	$39,720.00	$3,310.00
Fulda, MN - MPO	12/1/2016	11/30/2021	2021.00	$14,351.00	$1,195.92
GALENA, AK - MPO	6/1/2017	5/31/2022	2022.00	$11,100.00	$925.00
Gallitzin, PA - MPO	3/1/1997	2/28/2022	2022.00	$10,560.00	$880.00
Gary, IN - Glen Park Station	12/1/2016	11/30/2026	2026.00	$78,825.00	$6,568.75
Gillett, TX - MPO	3/1/1997	2/28/2022	2022.00	$7,755.00	$646.25
Girardville, PA - MPO	10/1/2018	9/30/2019	2019.00	$25,361.04	$2,113.42
Glasgow, VA - MPO	8/1/2018	7/31/2023	2023.00	$37,900.00	$3,158.33
Glen Rock, PA - MPO	4/1/2016	3/31/2026	2026.00	$47,073.00	$3,922.75
Glenmora, LA - MPO	3/1/1997	2/28/2022	2022.00	$20,707.50	$1,725.63
Grand Cane, LA - MPO	3/1/1997	2/28/2022	2022.00	$13,740.00	$1,145.00
Grantville, KS - MPO	3/1/1997	2/28/2022	2022.00	$3,600.00	$300.00
Groton, VT - MPO	1/1/2018	12/31/2022	2022.00	$13,230.00	$1,102.50
Guy, TX - MPO	3/1/1997	2/28/2022	2022.00	$10,500.00	$875.00
Hadley, MA - MPO	3/1/1997	2/28/2022	2022.00	$31,080.00	$2,590.00
Halls, TN - MPO	3/1/1997	2/28/2022	2022.00	$20,707.50	$1,725.63
Hallsville, TX - MPO	3/1/1997	2/28/2022	2022.00	$25,200.00	$2,100.00
Hamer, ID - MPO	3/1/1997	2/28/2022	2022.00	$5,835.00	$486.25
Hancock, NY - MPO	10/17/2017	10/16/2022	2022.00	$28,080.00	$2,340.00
Harris, MN - MPO	3/1/1997	2/28/2022	2022.00	$8,760.00	$730.00
Hartford, VT - MPO	10/1/2014	9/30/2019	2019.00	$17,952.00	$1,496.00
Hartland, MI - MPO	3/1/1997	2/28/2022	2022.00	$19,200.00	$1,600.00
Herminie, PA - MPO	3/1/1997	2/28/2022	2022.00	$15,015.00	$1,251.25

PropName	EffDate	ExpDate	Year	AnnualRent	Monthly Rent
Hillsdale, IL - MPO	7/1/2017	6/30/2027	2027.00	$8,970.00	$747.50
Hillsdale, OK - MPO	3/1/1997	2/28/2022	2022.00	$5,437.50	$453.13
Hulbert, MI - MPO	3/1/1997	2/28/2022	2022.00	$12,615.00	$1,051.25
Huntington, MA - MPO	3/1/1997	2/28/2022	2022.00	$13,440.00	$1,120.00
Indian Rocks Beach, FL - MPO	10/1/2018	9/30/2023	2023.00	$88,200.00	$7,350.00
Iroquois, SD - MPO	3/1/1997	2/28/2022	2022.00	$8,760.00	$730.00
Island Park, ID - MPO	3/1/1997	2/28/2022	2022.00	$13,695.00	$1,141.25
Jackson Center, PA - MPO	3/1/1997	2/28/2022	2022.00	$8,760.00	$730.00
Julian, PA - MPO	3/1/1997	2/28/2022	2022.00	$6,960.00	$580.00
Kansas, OK - MPO	3/1/1997	2/28/2022	2022.00	$20,880.00	$1,740.00
Ketchum, OK - MPO	3/1/1997	2/28/2022	2022.00	$17,400.00	$1,450.00
KIMBALL, NE - MPO	9/1/2016	8/31/2021	2021.00	$25,640.00	$2,136.67
Knobel, AR - MPO	3/1/1997	2/28/2022	2022.00	$10,312.50	$859.38
Knox, PA - MPO	12/18/2015	12/17/2020	2020.00	$25,182.00	$2,098.50
LA GRANGE, MO - MPO	11/1/2017	10/31/2020	2020.00	$15,000.00	$1,250.00
Lake Andes, SD - MPO	3/1/1997	2/28/2022	2022.00	$17,415.00	$1,451.25
Lake Cormorant, MS - MPO	3/1/1997	2/28/2022	2022.00	$10,500.00	$875.00
Lake Nebagamon, WI - MPO	3/1/1997	2/28/2022	2022.00	$12,615.00	$1,051.25
Lake, MI - MPO	3/1/1997	2/28/2022	2022.00	$21,855.00	$1,821.25
Langley, OK - MPO	3/1/1997	2/28/2022	2022.00	$18,900.00	$1,575.00
Le Center, MN - MPO	3/1/1997	2/28/2022	2022.00	$25,200.00	$2,100.00
Leola, PA - MPO	3/17/2018	3/16/2023	2023.00	$42,100.00	$3,508.33
Leslie, MI - MPO	2/1/2016	1/31/2021	2021.00	$21,071.00	$1,755.92
Liberty, MS - MPO	3/1/1997	2/28/2022	2022.00	$27,570.00	$2,297.50
Lincoln, AR - MPO	3/1/1997	2/28/2022	2022.00	$34,725.00	$2,893.75
Lindale, TX - MPO	12/1/2018	11/30/2023	2023.00	$115,273.00	$9,606.08
Little York, IL - MPO	9/1/2015	8/31/2020	2020.00	$9,504.00	$792.00
Luther, OK - MPO	3/1/1997	2/28/2022	2022.00	$29,520.00	$2,460.00
Lynn Center, IL - MPO	9/1/2011	8/31/2021	2021.00	$6,826.00	$568.83
Maiden Rock, WI - MPO	3/1/1997	2/28/2022	2022.00	$8,760.00	$730.00
Malone, FL - MPO	3/1/1997	2/28/2022	2022.00	$13,740.00	$1,145.00
Manvel, TX - MPO	3/1/1997	2/28/2022	2022.00	$33,300.00	$2,775.00
Marietta, IL - MPO	3/1/1997	2/28/2022	2022.00	$6,960.00	$580.00
Marinette, WI - MPO	2/1/2010	1/31/2020	2020.00	$101,014.00	$8,417.83
Marlborough, NH - MPO	12/1/2016	11/30/2026	2026.00	$36,551.00	$3,045.92

PropName	EffDate	ExpDate	Year	AnnualRent	Monthly Rent
Marvell, AR - MPO	3/1/1997	2/28/2022	2022.00	$27,570.00	$2,297.50
Maynard, MA - MPO	3/1/2018	2/28/2023	2023.00	$130,000.00	$10,833.33
Maysville, NC - MPO	3/1/1997	2/28/2022	2022.00	$24,075.00	$2,006.25
Meansville, GA - MPO	11/1/2015	10/31/2020	2020.00	$11,737.00	$978.08
Meeker, OK - MPO	3/1/1997	2/28/2022	2022.00	$29,520.00	$2,460.00
Memphis, TN - Lamar St. Carrier Training Station	8/1/2015	7/31/2020	2020.00	$2,250.00	$187.50
Memphis, TN - Lamar Station	8/1/2015	7/31/2020	2020.00	$55,820.40	$4,651.70
Middleburg, PA - MPO	9/1/2015	8/31/2020	2020.00	$41,910.00	$3,492.50
Midvale, ID - MPO	3/1/1997	2/28/2022	2022.00	$9,705.00	$808.75
Mill Creek, OK - MPO	3/1/1997	2/28/2022	2022.00	$8,002.50	$666.88
Milwaukee, WI - Bay View Station	4/1/2015	3/31/2020	2020.00	$146,202.00	$12,183.50
Milwaukee, WI - Harbor Station	1/1/2018	12/31/2022	2022.00	$87,036.00	$7,253.00
Milwaukee, WI - Parklawn Station	12/1/2016	11/30/2026	2026.00	$130,267.00	$10,855.58
Monroe, OK - MPO	3/1/1997	2/28/2022	2022.00	$5,437.50	$453.13
Montello, WI - MPO	3/1/1997	2/28/2022	2022.00	$22,680.00	$1,890.00
Monterey, LA - MPO	3/1/1997	2/28/2022	2022.00	$13,740.00	$1,145.00
Monteview, ID - MPO	3/1/1997	2/28/2022	2022.00	$5,835.00	$486.25
Mooringsport, LA - MPO	3/1/1997	2/28/2022	2022.00	$20,707.50	$1,725.63
Morganton, GA - MPO	3/1/1997	2/28/2022	2022.00	$17,572.50	$1,464.38
Morrisdale, PA - MPO	3/1/1997	2/28/2022	2022.00	$10,560.00	$880.00
Mount Vernon, IL - Carrier Annex	10/1/2017	9/30/2022	2022.00	$18,500.00	$1,541.67
Mount Washington, KY - MPO	3/1/1997	2/28/2022	2022.00	$35,280.00	$2,940.00
Mountain Lake, MN - MPO	3/1/2016	2/28/2021	2021.00	$13,304.00	$1,108.67
Muleshoe, TX - MPO	5/1/2017	4/30/2022	2022.00	$57,048.00	$4,754.00
Nescopeck, PA - MPO	9/1/2016	8/31/2021	2021.00	$17,100.00	$1,425.00
New Haven, MI - MPO	3/1/1997	2/28/2022	2022.00	$22,680.00	$1,890.00
New Philadelphia, PA - MPO	5/1/2019	4/30/2020	2020.00	$29,514.72	$2,411.34
New Salem, PA - MPO	3/1/1997	2/28/2022	2022.00	$10,560.00	$880.00
New Waverly, TX - MPO	3/1/1997	2/28/2022	2022.00	$33,300.00	$2,775.00
New Windsor, IL - MPO	12/1/2015	11/30/2020	2020.00	$10,672.00	$889.33
Newcastle, OK - MPO	3/1/1997	2/28/2022	2022.00	$37,492.50	$3,124.38
Noble, LA - MPO	3/1/1997	2/28/2022	2022.00	$10,312.50	$859.38
Nolensville, TN - MPO	3/1/1997	2/28/2022	2022.00	$34,725.00	$2,893.75
North Quincy, MA - MPO (Retail)	7/1/2015	6/30/2025	2025.00	$85,450.00	$7,120.83
North Waterboro, ME - MPO	3/1/2017	2/28/2027	2027.00	$11,136.00	$928.00

PropName	EffDate	ExpDate	Year	AnnualRent	Monthly Rent
North Weymouth, MA - MPO	5/1/2015	4/30/2020	2020.00	$53,200.00	$4,433.33
Norwood, OH - MPO	10/16/2018	10/15/2023	2023.00	$289,776.00	$24,148.00
Oakdale, PA - MPO	10/1/2018	9/30/2023	2023.00	$30,374.00	$2,531.17
Oakland, ME - MPO	3/1/1997	2/28/2022	2022.00	$22,680.00	$1,890.00
Ola, AR - MPO	3/1/1997	2/28/2022	2022.00	$13,740.00	$1,145.00
Orion, IL - MPO	10/1/2015	9/30/2020	2020.00	$19,200.00	$1,600.00
Orwigsburg, PA - MPO	10/10/2018	10/9/2019	2019.00	$30,313.20	$2,526.10
Paris, ID - MPO	3/1/1997	2/28/2022	2022.00	$8,182.50	$681.88
Parsons, TN - MPO	3/1/1997	2/28/2022	2022.00	$31,365.00	$2,613.75
PELAHATCHIE, MS - MPO	9/1/2015	8/31/2020	2020.00	$16,464.00	$1,372.00
Peru, IN - MPO	Holdover	8/31/2019	2019.00	$155,169.00	$12,930.75
Pewaukee, WI - MPO	3/1/1997	2/28/2022	2022.00	$43,650.00	$3,637.50
Pilot Knob, MO - MPO	3/1/1997	2/28/2022	2022.00	$8,077.50	$673.13
Plainview, AR - MPO	3/1/1997	2/28/2022	2022.00	$13,740.00	$1,145.00
Pompey, NY - MPO	9/1/2015	8/31/2020	2020.00	$13,428.00	$1,119.00
Port Henry, NY - MPO	12/1/2016	11/30/2026	2026.00	$22,750.00	$1,895.83
Portland, MI - MPO	11/1/2016	10/31/2026	2026.00	$41,933.00	$3,494.42
Poseyville, IN - MPO	10/1/2016	9/30/2026	2026.00	$14,108.00	$1,175.67
Powersville, MO - MPO	3/1/1997	2/28/2022	2022.00	$4,800.00	$400.00
Princess Anne, MD - MPO	8/1/2015	7/31/2020	2020.00	$43,335.00	$3,611.25
Prue, OK - MPO	3/1/1997	2/28/2022	2022.00	$10,500.00	$875.00
RALLS, TX - MPO	1/1/2018	12/31/2022	2022.00	$17,754.00	$1,479.50
Rapids City, IL - MPO	4/1/2017	3/31/2027	2027.00	$7,356.00	$613.00
Raymond, SD - MPO	3/1/2017	2/28/2027	2027.00	$4,080.00	$340.00
Reynoldsburg, OH - MPO	8/1/2016	7/31/2021	2021.00	$96,317.00	$8,026.42
Reynoldsville, PA - MPO	1/17/2015	1/16/2020	2020.00	$56,163.75	$4,680.31
Richey, MT - MPO	3/1/1997	2/28/2022	2022.00	$12,465.00	$1,038.75
Ridgetop, TN - MPO	3/1/1997	2/28/2022	2022.00	$13,920.00	$1,160.00
Ringtown, PA - MPO	11/1/2018	10/31/2019	2019.00	$34,007.64	$2,833.97
Rittman, OH - MPO	12/1/2016	11/30/2026	2026.00	$33,271.00	$2,772.58
Rozet, WY - MPO	3/1/1997	2/28/2022	2022.00	$15,397.50	$1,283.13
SAINT ANN, MO - MPO	3/1/2019	2/29/2024	2024.00	$68,357.00	$5,696.42
Saint Charles, ID - MPO	3/1/1997	2/28/2022	2022.00	$6,480.00	$540.00
San Antonio, TX - Hackberry Station	8/1/2016	7/31/2026	2026.00	$82,752.00	$6,896.00
San Antonio, TX - Highland Hills Station	7/1/2016	6/30/2026	2026.00	$85,000.00	$7,083.33

PropName	EffDate	ExpDate	Year	AnnualRent	Monthly Rent
Sand Creek, MI - MPO	3/1/1997	2/28/2022	2022.00	$8,760.00	$730.00
Saucier, MS - MPO	3/1/1997	2/28/2022	2022.00	$31,365.00	$2,613.75
Saxton, PA - MPO	3/1/1997	2/28/2022	2022.00	$19,200.00	$1,600.00
SCOTLAND, SD - MAIN OFFICE	5/1/2016	4/30/2021	2021.00	$12,334.00	$1,027.83
Seatonville, IL - MPO	2/1/2018	1/31/2023	2023.00	$7,296.00	$608.00
Sharon, MA - MPO	7/1/2015	6/30/2020	2020.00	$112,476.00	$9,373.00
Sheffield, VT - MPO	Holdover	5/31/2019	2019.00	$8,415.00	$701.25
SHELBINA, MO - MPO	10/1/2014	9/30/2019	2019.00	$27,277.00	$2,273.08
Sheldon, ND - MPO	3/1/1997	2/28/2022	2022.00	$4,710.00	$392.50
Shell, WY - MPO	3/1/1997	2/28/2022	2022.00	$7,410.00	$617.50
Shepherd, MI - MPO	2/1/2016	1/21/2021	2021.00	$23,465.00	$1,955.42
Sherburn, MN - MPO	3/1/1997	2/28/2022	2022.00	$17,415.00	$1,451.25
Shirley, AR - MPO	3/1/1997	2/28/2022	2022.00	$20,707.50	$1,725.63
Shoemakersville, PA - MPO	4/1/2016	3/31/2026	2026.00	$19,872.00	$1,656.00
Sinton, TX - MPO	8/1/2017	7/31/2022	2022.00	$76,000.00	$6,333.33
Slippery Rock, PA - MPO	3/1/1997	2/28/2022	2022.00	$31,080.00	$2,590.00
Smokerun, PA - MPO	3/1/1997	2/28/2022	2022.00	$6,960.00	$580.00
Snow Hill, MD - MPO	3/1/1997	2/28/2022	2022.00	$16,125.00	$1,343.75
Somers, CT - MPO	3/1/1997	2/28/2022	2022.00	$39,112.50	$3,259.38
South Royalton, VT - MPO	12/1/2018	11/30/2023	2023.00	$43,622.00	$3,635.17
Spavinaw, OK - MPO	3/1/1997	2/28/2022	2022.00	$13,920.00	$1,160.00
Spencer, OK - MPO	3/1/1997	2/28/2022	2022.00	$37,492.50	$3,124.38
Spirit Lake, IA - MPO	11/1/2017	10/31/2022	2022.00	$51,832.00	$4,319.33
Sprague, NE - MPO	3/1/1997	2/28/2022	2022.00	$4,200.00	$350.00
Spring Grove, PA - MPO	4/1/2017	3/31/2027	2027.00	$30,892.00	$2,574.33
Springport, MI - MPO	2/1/2017	1/31/2022	2022.00	$16,160.00	$1,346.67
Stevens Point, WI - MPO	1/1/2017	12/31/2026	2026.00	$149,995.00	$12,499.58
STINNETT, TX - MPO	6/1/2016	5/31/2021	2021.00	$16,740.00	$1,395.00
Storden, MN - MPO	3/1/1997	2/28/2022	2022.00	$8,760.00	$730.00
Strong, AR - MPO	3/1/1997	2/28/2022	2022.00	$20,707.50	$1,725.63
Stuart, OK - MPO	3/1/1997	2/28/2022	2022.00	$17,400.00	$1,450.00
Sundown, TX - MPO	8/1/2017	7/31/2022	2022.00	$23,556.00	$1,963.00
Tacoma, WA - MLK JR. Way Station	9/1/2015	8/31/2020	2020.00	$30,572.52	$2,547.71
Tetonia, ID - MPO	3/1/1997	2/28/2022	2022.00	$11,475.00	$956.25
TOLEDO, OH - WEST TOLEDO STA	2/1/2019	1/31/2024	2024.00	$63,000.00	$5,250.00

PropName	EffDate	ExpDate	Year	AnnualRent	Monthly Rent
Tower City, PA - MPO	8/22/2016	8/21/2026	2026.00	$33,163.00	$2,763.58
Towner, ND - MPO	3/1/1997	2/28/2022	2022.00	$12,615.00	$1,051.25
Trego, MT - MPO	3/1/1997	2/28/2022	2022.00	$10,290.00	$857.50
TRENTON, IL - MPO	11/1/2016	10/31/2021	2021.00	$3,338.00	$278.17
Trimont, MN - MPO	5/1/2016	4/30/2021	2021.00	$10,750.00	$895.83
Troy, TX - MPO	3/1/1997	2/28/2022	2022.00	$20,880.00	$1,740.00
Tulsa, OK - Northside Station	1/9/2015	1/8/2020	2020.00	$124,509.00	$10,375.75
Turtletown, TN - MPO	3/1/1997	2/28/2022	2022.00	$10,312.50	$859.38
Vanndale, AR - MPO	9/1/2018	8/31/2023	2023.00	$6,804.00	$567.00
Vici, OK - MPO	3/1/1997	2/28/2022	2022.00	$25,200.00	$2,100.00
Wadesville, IN - MPO	2/1/2016	1/31/2021	2021.00	$17,005.00	$1,417.08
Wadsworth, NV - MPO	3/1/1997	2/28/2022	2022.00	$16,147.50	$1,345.63
Warden, WA - MPO	3/1/1997	2/28/2022	2022.00	$20,317.50	$1,693.13
Waskom, TX - MPO	3/1/1997	2/28/2022	2022.00	$33,300.00	$2,775.00
West Sacramento, CA - MPO	6/16/2015	6/15/2020	2020.00	$102,338.50	$8,528.21
West, MS - MPO	3/1/1997	2/28/2022	2022.00	$13,920.00	$1,160.00
WESTMINSTER, TX - MPO	12/1/2014	11/30/2019	2019.00	$7,655.00	$637.92
White, GA - MPO	3/1/1997	2/28/2022	2022.00	$17,572.50	$1,464.38
Williamsburg, PA - MPO	4/1/2017	3/31/2022	2022.00	$20,580.00	$1,715.00
Williamstown, PA - MPO	8/6/2018	8/5/2019	2019.00	$26,475.60	$2,206.30
Wilmer, AL - MPO	3/1/1997	2/28/2022	2022.00	$31,365.00	$2,613.75
Wilson, MI - MPO	3/1/1997	2/28/2022	2022.00	$6,367.50	$530.63
WINAMAC, IN - MPO	1/1/2015	12/31/2019	2019.00	$19,600.00	$1,633.33
Winburne, PA - MPO	3/1/1997	2/28/2022	2022.00	$4,620.00	$385.00
Woodbine, KY - MPO	3/1/1997	2/28/2022	2022.00	$8,760.00	$730.00
Little Rock, AR - Customer Services	10/6/2014	10/5/2019	2019.00	$228,361.00	$19,030.08
Lake Charles, LA - Moss Bluff Station	6/26/2018	6/25/2023	2023.00	$125,415.00	$10,451.25
Laurens, SC - MPO	9/1/2015	8/31/2020	2020.00	$71,744.00	$5,978.67
WOODBURY, TN - MPO	7/1/2016	6/30/2021	2021.00	$23,300.00	$1,941.67
EAST SAINT LOUIS, IL - EDGEMONT STATION	5/30/2017	5/29/2022	2022.00	$13,524.00	$1,127.00
MASCOUTAH, IL - MAIN OFFICE	11/1/2018	10/31/2023	2023.00	$34,502.00	$2,875.17
SLATINGTON, PA - MAIN OFFICE	1/1/2018	12/31/2022	2022.00	$33,000.00	$2,750.00
HASTINGS, PA - MAIN OFFICE	12/1/2017	11/30/2022	2022.00	$20,388.00	$1,699.00
MOORE, SC - MAIN OFFICE	12/1/2017	11/30/2022	2022.00	$28,639.00	$2,386.58
EUNICE, NM - MAIN OFFICE	6/1/2016	5/31/2021	2021.00	$45,526.00	$3,793.83

PropName	EffDate	ExpDate	Year	AnnualRent	Monthly Rent
BOGART, GA - MAIN OFFICE	2/1/2017	1/31/2022	2022.00	$33,024.00	$2,752.00
OJO CALIENTE, NM - MAIN OFFICE	12/1/2016	11/30/2021	2021.00	$21,156.00	$1,763.00
RAYMOND, IL - MAIN OFFICE	9/1/2017	8/31/2022	2022.00	$13,629.00	$1,135.75
WAVERLY, IL - MAIN OFFICE	9/1/2017	8/31/2022	2022.00	$15,676.00	$1,306.33
WAKARUSA, IN - MAIN OFFICE	4/1/2016	3/31/2021	2021.00	$18,681.00	$1,556.75
NEW FLORENCE, PA - MAIN OFFICE	6/1/2017	5/31/2022	2022.00	$21,242.00	$1,770.17
MANITOWOC, WI - MAIN OFFICE	4/1/2016	3/31/2021	2021.00	$127,149.00	$10,595.75
Greenwood, MS - Leflore Station	2/8/2000	2/8/2020	2020.00	$96,187.00	$8,015.58
Henderson, NC - MPO	9/1/2017	8/31/2022	2022.00	$96,000.00	$8,000.00
Yeagertown, PA - MPO	3/1/1997	2/28/2022	2022.00	$8,385.00	$698.75

SCHEDULE 3.05(c) – INITIAL PROPERTY MANAGEMENT AGREEMENTS

1.	Third Party Property Management Agreement, dated as of May 17, 2019, by and among Andrew Spodek and Postal Realty Management TRS, LLC

2.	Third Party Property Management Agreement, dated as of May 17, 2019, by and among Rosalind T. Spodek and Postal Realty Management TRS, LLC

SCHEDULE 3.06 -- DISCLOSED MATTERS

None.

SCHEDULE 3.15 – INITIAL SUBSIDIARIES

	Entity Owned	Record Owner	Jurisdiction of Record Owner	Ownership Interest	Subject to Lien or Negative Pledge

1.	Postal Realty LP	Postal Realty Trust, Inc.	Maryland	78.6%; general partner	No

2.	Postal Realty LP	Spodek 2016 Family Trust	New York	16.0%; limited partner	No

3.	Postal Realty LP	Texas Family GP Incorporated	Texas	0.0% limited partner	No

4.	Postal Realty LP	Nationwide Postal Management Holdings, Inc.	Delaware	3.7% limited partner	No

5.	Postal Realty LP	Andrew Spodek	N/A	1.7% limited partner	No

6.	Postal Realty LP	Blaine Willenborg	N/A	0.0% limited partner	No

7.	UPH Merger Sub LLC	Postal Realty LP	Delaware	100%	No

8.	Alabama Postal Holdings, LLC	Postal Realty LP	Delaware	100%	No

9.	Harbor Station, LLC	Postal Realty LP	Delaware	100%	No

10.	Illinois Postal Holdings, LLC	Postal Realty LP	Delaware	100%	No

11.	Iowa Postal Holdings, LLC	Postal Realty LP	Delaware	100%	No

12.	Mass Postal Holdings LLC	Postal Realty LP	Delaware	100%	No

13.	Michigan Postal Holdings LLC	Postal Realty LP	Delaware	100%	No

14.	Missouri & Minnesota Postal Holdings, LLC	Postal Realty LP	Delaware	100%	No

15.	Ohio Postal Holdings, LLC	Postal Realty LP	Delaware	100%	No

16.	Pennsylvania Postal Holdings, LLC	Postal Realty LP	Delaware	100%	No

17.	Postal Holdings LLC	Postal Realty LP	Delaware	100%	No

18.	Tennessee Postal Holdings, LLC	Postal Realty LP	Delaware	100%	No

19.	Wisconsin Postal Holdings, LLC	Postal Realty LP	Delaware	100%	No

20.	A and J Assets LLC	Postal Realty LP	Delaware	100%	No

Signature Page – Credit Agreement

	Entity Owned	Record Owner	Jurisdiction of Record Owner	Ownership Interest	Subject to Lien or Negative Pledge

21.	Asset 20024, L.L.C.	Postal Realty LP	Delaware	100%	No

22.	Gary Glen Park Realty, LLC	Postal Realty LP	Delaware	100%	No

23.	Hiler Buffalo LLC	Postal Realty LP	Delaware	100%	No

24.	PPP Assets, LLC	Postal Realty LP	Delaware	100%	No

25.	South Carolina Postal Holdings LLC	Postal Realty LP	Delaware	100%	No

26.	Louisiana Postal Holdings LLC	Postal Realty LP	Delaware	100%	No

27.	Arkansas Postal Holdings LLC	Postal Realty LP	Delaware	100%	No

28.	Postal Realty Management TRS, LLC	Postal Realty LP	Delaware	100%	No

29.	United Post Office Investments, LLC	UPH Merger Sub LLC	Delaware	100%	No

30.	Georgia Postal Realty Holdings LLC	Postal Realty LP	Delaware	100%	No

31.	Indiana Postal Realty Holdings LLC	Postal Realty LP	Delaware	100%	No

32.	New Mexico Postal Realty Holdings LLC	Postal Realty LP	Delaware	100%	No

33.	Eastern Postal Realty Holdings, LLC	Postal Realty LP	Delaware	100%	No

34.	Midwestern Postal Realty Holdings, LLC	Postal Realty LP	Delaware	100%	No

35.	Southern Postal Realty Holdings, LLC	Postal Realty LP	Delaware	100%	No

36.	Western Postal Realty Holdings, LLC	Postal Realty LP	Delaware	100%	No

Signature Page – Credit Agreement

SCHEDULE 3.16 – INITIAL REAL PROPERTIES

1.	The properties listed on Schedule 2.05.

2.	The properties listed on the chart below.

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

1.	Butterfield, MN - MPO	Missouri & Minnesota Postal Holdings, LLC	United States Postal Service	Missouri & Minnesota Postal Holdings, LLC	Missouri & Minnesota Postal Holdings, LLC

2.	Denver, PA - MPO	Pennsylvania Postal Holdings, LLC	United States Postal Service	Pennsylvania Postal Holdings, LLC	Pennsylvania Postal Holdings, LLC

3.	Dillsburg, PA - MPO	Pennsylvania Postal Holdings, LLC	United States Postal Service	Pennsylvania Postal Holdings, LLC	Pennsylvania Postal Holdings, LLC

4.	Fulda, MN - MPO	Missouri & Minnesota Postal Holdings, LLC	United States Postal Service	Missouri & Minnesota Postal Holdings, LLC	Missouri & Minnesota Postal Holdings, LLC

5.	Glen Rock, PA - MPO	Pennsylvania Postal Holdings, LLC	United States Postal Service	Pennsylvania Postal Holdings, LLC	Pennsylvania Postal Holdings, LLC

6.	Middleburg, PA - MPO	Pennsylvania Postal Holdings, LLC	United States Postal Service	Pennsylvania Postal Holdings, LLC	Pennsylvania Postal Holdings, LLC

7.	Mountain Lake, MN - MPO	Missouri & Minnesota Postal Holdings, LLC	United States Postal Service	Missouri & Minnesota Postal Holdings, LLC	Missouri & Minnesota Postal Holdings, LLC

8.	Reynoldsburg, OH - MPO	Ohio Postal Holdings, LLC	United States Postal Service	Ohio Postal Holdings, LLC	Ohio Postal Holdings, LLC

9.	Reynoldsville, PA - MPO	Pennsylvania Postal Holdings, LLC	United States Postal Service	Pennsylvania Postal Holdings, LLC	Pennsylvania Postal Holdings, LLC

10.	Trimont, MN - MPO	Missouri & Minnesota Postal Holdings, LLC	United States Postal Service	Missouri & Minnesota Postal Holdings, LLC	Missouri & Minnesota Postal Holdings, LLC

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

11.	Shelbina, MO - MPO	Missouri & Minnesota Postal Holdings, LLC	United States Postal Service	Missouri & Minnesota Postal Holdings, LLC	Missouri & Minnesota Postal Holdings, LLC

12.	Westminster, TX - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

13.	Alpha, IL - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

14.	Chesaning, MI - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

15.	Elizabeth, PA - MPO	Postal Realty LP	United States Postal Service	Postal Realty LP	Postal Realty LP

16.	Flora, IN - MPO	Hiler Buffalo LLC	United States Postal Service	Hiler Buffalo LLC	Hiler Buffalo LLC

17.	Hartford, VT - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

18.	Peru, IN - MPO	Gary Glen Park Realty, LLC	United States Postal Service	Gary Glen Park Realty, LLC	Gary Glen Park Realty, LLC

19.	Sheffield, VT - MPO	Asset 20024, L.L.C.	United States Postal Service	Asset 20024, L.L.C.	Asset 20024, L.L.C.

20.	Laurens, SC – MPO	South Carolina Postal Holdings LLC	United States Postal Service	South Carolina Postal Holdings LLC	South Carolina Postal Holdings LLC

21.	East Saint Louis, IL – MPO	Illinois Postal Holdings, LLC	United States Postal Service	Illinois Postal Holdings, LLC	Illinois Postal Holdings, LLC

22.	Mascoutah, IL – MPO	Illinois Postal Holdings, LLC	United States Postal Service	Illinois Postal Holdings, LLC	Illinois Postal Holdings, LLC

23.	Slatington, PA – MPO	Pennsylvania Postal Holdings, LLC	United States Postal Service	Pennsylvania Postal Holdings, LLC	Pennsylvania Postal Holdings, LLC

24.	Hastings, PA – MPO	Pennsylvania Postal Holdings, LLC	United States Postal Service	Pennsylvania Postal Holdings, LLC	Pennsylvania Postal Holdings, LLC

25.	Moore, SC – MPO	South Carolina Postal Holdings, LLC	United States Postal Service	South Carolina Postal Holdings, LLC	South Carolina Postal Holdings, LLC

Signature Page – Credit Agreement

Property Name		Landlord	Tenant	Legal Title Holder	Borrower/Subsidiary Owner

26.	Eunice, NM – MPO	New Mexico Postal Realty Holdings, LLC	United States Postal Service	New Mexico Postal Realty Holdings, LLC	New Mexico Postal Realty Holdings, LLC

27.	Bogart, GA – MPO	Georgia Postal Realty Holdings, LLC	United States Postal Service	Georgia Postal Realty Holdings, LLC	Georgia Postal Realty Holdings, LLC

28.	Ojo Cliente, NM – MPO	New Mexico Postal Realty Holdings, LLC	United States Postal Service	New Mexico Postal Realty Holdings, LLC	New Mexico Postal Realty Holdings, LLC

29.	Raymond, IL – MPO	Illinois Postal Holdings, LLC	United States Postal Service	Illinois Postal Holdings, LLC	Illinois Postal Holdings, LLC

30.	Waverly, IL – MPO	Illinois Postal Holdings, LLC	United States Postal Service	Illinois Postal Holdings, LLC	Illinois Postal Holdings, LLC

31.	Wakarusa, IN – MPO	Indiana Postal Realty Holdings, LLC	United States Postal Service	Indiana Postal Realty Holdings, LLC	Indiana Postal Realty Holdings, LLC

32.	New Florence, PA – MPO	Pennsylvania Postal Holdings, LLC	United States Postal Service	Pennsylvania Postal Holdings, LLC	Pennsylvania Postal Holdings, LLC

33.	Manitowoc, WI – MPO	Wisconsin Postal Holdings LLC	United States Postal Service	Wisconsin Postal Holdings LLC	Wisconsin Postal Holdings LLC

34.	Greenwood, MS – MPO	Southern Postal Realty Holdings, LLC	United States Postal Service	Southern Postal Realty Holdings, LLC	Southern Postal Realty Holdings, LLC

35.	Henderson, NC – MPO	Southern Postal Realty Holdings, LLC	United States Postal Service	Southern Postal Realty Holdings, LLC	Southern Postal Realty Holdings, LLC

36.	Spirit Lake, IA – MPO	Iowa Postal Realty Holdings, LLC	United States Postal Service	Iowa Postal Realty Holdings, LLC	Iowa Postal Realty Holdings, LLC

Signature Page – Credit Agreement

SCHEDULE 6.01 – existing indebtedness

Borrowing Group Entity	Real Property(ies) Encumbered	Amount of Indebtedness	Lender
Ohio Postal Holdings, LLC	Reyonldsburg, OH	$915,648	Vision Bank
Pennsylvania Postal Holdings, LLC	Denver, PA Dillsburg, PA Glen Rock, PA Middleburg, PA Reynoldsville, PA	$1,553,317	Vision Bank
Missouri & Minnesota Postal Holdings, LLC	Butterfield, MN Fulda, MN Mountain Lake, MN Trimont, MN Shelbina, MO	$384,690	First Oklahoma Bank

SCHEDULE 6.08 – TRANSACTIONS WITH AFFILIATES

None.

EXHIBIT A – FORM of ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such rights and obligations of the Assignor and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________ [and is an Affiliate of [identify Lender]1]

3.	Borrower:	Postal Realty LP, a Delaware limited partnership

4.	Administrative Agent:	People’s United Bank, National Association

5.	Credit Agreement:	The Credit Agreement dated as of September 27, 2019 among Borrower, the lenders party thereto and Administrative Agent

[1]	Select as applicable.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$		%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower Group Entities and their related parties or or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[remainder of page intentionally left blank]

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Signature Page – Credit Agreement

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]3 Accepted:

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By:
Title:
Name:

[Consented to and]4 Accepted:

POSTAL REALTY LP, a Delaware limited partnership

By:
Title:
Name:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any collateral thereunder, (iii) the financial condition of any Borrower Group Entity or any other Person obligated in respect of the Agreement or (iv) the performance or observance by any Loan Party or any other Person of any of their respective obligations under the Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B – FORM OF NOTE

PROMISSORY NOTE

$______________	__________, 20__

FOR VALUE RECEIVED, POSTAL REALTY LP, a Delaware limited partnership (collectively, the “Maker”), hereby promises to pay to __________________________ (the “Lender”), in accordance with the Credit Agreement (as hereinafter defined), the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of all Loans made to it by the Lender from time to time pursuant to the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of September 27, 2019 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among Maker, the lenders party thereto (including the Lender) and People’s United Bank, National Association, as Administrative Agent, and evidences Loans made by the Lender thereunder. Each initially capitalized term used but not defined in this Note has the meaning assigned to such term in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

Except as permitted by Section 9.04 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

MAKER:

POSTAL REALTY LP, a Delaware limited partnership

By:
Name:
Title:

EXHIBIT C – FORM OF GUARANTY

[see attached]

EXHIBIT D – FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

_____________________, 20__

People’s United Bank, National Association

250 Park Avenue, Suite 905

New York, New York 10177

Attention: [_________]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of September 27, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Postal Realty LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto (the “Lenders”) and People’s United Bank, National Association, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Each initially capitalized term used herein, and not otherwise defined herein, has meaning given it in the Credit Agreement.

Pursuant to Section [2.05(c)(vii)] [2.05(e)(i)(A)] [4.01(d)] [5.01(e)] of the Credit Agreement, the undersigned, as a Financial Officer of the Borrower, acting solely in such person’s capacity as a Financial Officer of the Borrower and not in such person’s individual capacity, hereby certifies to the Administrative Agent and the Lenders as of the date hereof that:

1. The undersigned is a Financial Officer.

2. The undersigned has reviewed the Loan Documents and the books and records of the Consolidated Entities and has conducted such other examinations and investigations as are reasonably necessary to provide reasonable detail of the transactions and financial conditions of the Consolidated Entities as provided in this Compliance Certificate.

3. No Default and no Event of Default exists and no condition or event which constitutes a mandatory prepayment event has occurred. [if such is not the case, specify the nature of such Default or Event of Default or mandatory prepayment event, when it occurred, whether it is continuing and the steps being taken by the Borrower Group Entities with respect to such Default, Event of Default or mandatory prepayment event].

4. Except as set forth on Schedule 1 attached hereto, no change in GAAP or in the application thereof has occurred since the date of the Financial Statements. [if such is not the case, specify the effect of such change on the financial statements].

5. The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (or, if any such representation or warranty is already qualified by materiality or material effect, then such representation or warranty is true and correct in all respects taking into account such qualification) on and as of the date hereof (except that if any such representation and warranty expressly relates to an earlier date, then such representation and warranty shall be true and correct in all material respects as of such earlier date (or, if any such representation or warranty is already qualified by materiality or material effect, then such representation or warranty shall be true and correct in all respects as of such earlier date taking into account such qualification)).

6. Attached hereto as Schedule ___ is a list of the Borrowing Base Properties.

7. Attached hereto as Schedule ___ is a list of the Non-Borrowing Base Properties.

8. [In connection with the Borrower’s request that [_________________________] be removed as a Borrowing Base Property and/or [___________] be released as a Subsidiary Guarantor, attached hereto as Schedule ___ are reasonably detailed calculations establishing that after giving effect to such removal and/or release the financial covenants set forth in Section 6.07 of the Credit Agreement will continue to be complied with.]5

[In connection with the Borrower’s request that [_________________________] be included as a Borrowing Base Property, attached hereto as Schedule __ are reasonably detailed calculations establishing that compliance with the financial covenants set forth in Section 6.07 of the Credit Agreement as of the most recently ended calendar quarter as to which financial statements have been delivered to the Administrative Agent and after giving effect to such request and any prepayment to be made and/or the acceptance of any Approved Eligible Property as an additional or replacement Borrowing Base Property to be given concurrently with such request.]6

9. As of the date of this Compliance Certificate, no material change in accounting policies or financial reporting practices by the Consolidated Entities has occurred since the date of the Financial Statements. [if such is not the case, specify the effect of such change on the financial statements or identify the disclosure in the attached financial statements where addressed]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

[INSERT FINANCIAL OFFICER’S NAME]

[5]	Insert for Compliance Certificates given pursuant to Section 2.05(e)(i)(A).
[6]	Insert for Compliance Certificates given pursuant to Section 2.05(c)(vii).

Schedule 1

Changes in GAAP

EXHIBIT E – PROPERTY WORKSHEET

People’s United Bank Real Estate Property Schedule

Company Name: Postal Realty Trust, Inc.

Date Prepared: 9/24/19

Property/ Entity	Entity	Property Type	Purchase Date	Purchase Price	Lease Expiration	Borrowing Base Eligible?	Reason	Occupancy	Square Footage	Quarter Revenue	Revenue for New Acquisitions	Quarter Expense	Expenses for New Acquisitions	Quarter NOI	NOI for New Acquisitions	Covenant Adjusted NOI	Quarterized for New Acquisitions	Cap Rate Used	Property Value at 8% Cap Rate	Property Value Used	6/30/19 Debt Balance	LTV	Actual Debt Service	% Owned	Debt Maturity	Lender	Principal Recourse

EXHIBIT F – FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

To:	People’s United Bank, National Association, as Administrative Agent

Re:	Postal Realty LP

Date:	_________________ ___, 201__

Ladies and Gentlemen:

This Joinder Agreement is made and delivered pursuant to Section [2.05(c)(ii)] [2.22(a)(i)] [2.23(a)] of that certain Credit Agreement dated as of September 27, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Postal Realty LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto and People’s United Bank, National Association, in its capacity as administrative agent for such lenders. Each initially capitalized term used in this Joinder Agreement and not otherwise defined herein has the meaning assigned to such term in the Credit Agreement.

The undersigned, ___________________________ [insert name of joining Guarantor], a ___________________________________________, is a Subsidiary, and hereby acknowledges that the undersigned is a “Guarantor” for all purposes of the Guaranty, and assumes all of the liabilities, duties and obligations of a “Guarantor” thereunder, effective from the date hereof, jointly and severally with each other “Guarantor” thereunder. The undersigned hereby agrees it will perform all of the obligations of a “Guarantor” under, and that it is bound in all respects by the terms of, the Guaranty to the same extent and with the same force and effect as if the undersigned were an original signatory thereto. Additionally, and without limitation of the foregoing, the undersigned expressly consents to, ratifies and adopts for itself, all of the waivers set forth in the Guaranty.

The undersigned confirms that the representations and warranties set forth in the Guaranty are true and correct in all material respects (or, if any such representation or warranty is already qualified by materiality or material effect, then such representation or warranty shall be true and correct in all respects taking into account such qualification) as to the undersigned as of the date hereof (except that if any such representation and warranty expressly relates to an earlier date, then such representation and warranty shall be true and correct in all material respects as of such earlier date (or, if any such representation or warranty is already qualified by materiality or material effect, then such representation or warranty shall be true and correct in all respects as of such earlier date taking into account such qualification)). In addition to the foregoing, the undersigned confirms that the representations and warranties that are set forth in Article III of the Credit Agreement and are applicable to the undersigned are true and correct in all material respects (or, if any such representation or warranty is already qualified by materiality or material effect, then such representation or warranty shall be true and correct in all respects taking into account such qualification) as to the undersigned as of the date hereof (except that if any such representation and warranty expressly relates to an earlier date, then such representation and warranty shall be true and correct in all material respects as of such earlier date (or, if any such representation or warranty is already qualified by materiality or material effect, then such representation or warranty shall be true and correct in all respects as of such earlier date taking into account such qualification)).

This Joinder Agreement shall constitute a Loan Document.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed counterpart of a signature page of this Joinder Agreement by telecopy or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement, as of the date first above written.

_____________________, a ____________________________

By:
Name:
Title:

EXHIBIT G – FORM OF BORROWING BASE CERTIFICATE

BORROWING BASE CERTIFICATE

_____________________, 20__

People’s United Bank, National Association

250 Park Avenue, Suite 905

New York, New York 10177

Attention: [_________]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of September 27, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Postal Realty LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto (the “Lenders”) and People’s United Bank, National Association, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Each initially capitalized term used herein, and not otherwise defined herein, has meaning given it in the Credit Agreement.

Pursuant to Section [4.02(d)] [5.01(e)] of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1. The undersigned is a Financial Officer.

2. The undersigned has reviewed the Loan Documents and the books and records of the Consolidated Entities and has conducted such other examinations and investigations as are reasonably necessary to provide reasonable detail of the matters covered in this Borrowing Base Certificate.

3. As of the date of this Borrowing Base Certificate, no Default and no Event of Default exists and no condition or event which constitutes a mandatory prepayment event has occurred. [if such is not the case, specify the nature of such Default or Event of Default or mandatory prepayment event, when it occurred, whether it is continuing and the steps being taken by the Borrower Group Entities with respect to such Default, Event of Default or mandatory prepayment event].

4. Attached hereto as Schedule 1 is a list of the Borrowing Base Properties, which list identifies, as to each Borrowing Base Property, each Subsidiary that directly or indirectly owns such Borrowing Base Property.

5. Attached hereto as Schedule 2 is a list of the Non-Borrowing Base Properties, which list identifies, as to each Non- Borrowing Base Property, each Subsidiary that directly or indirectly owns such Non-Borrowing Base Property.

6. As of the date of this Borrowing Base Certificate, the Borrowing Base Portfolio Value is $_______________. Attached hereto as Schedule 3 are reasonably detailed calculations establishing the Borrowing Base Portfolio Value as of the most recently ended calendar quarter.

7. As of the date of this Borrowing Base Certificate, the aggregate value of the Borrowing Base is $_______________, such amount representing fifty percent (50%) of the Borrowing Base Portfolio Value.

[signature on the following page.]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

[INSERT FINANCIAL OFFICER’S NAME]

Schedule 1

Borrowing Base Properties

Schedule 2

Non-Borrowing Base Properties

Schedule 3

Borrowing Base Portfolio Value

EXHIBIT H – FORM OF PLEDGE AGREEMENT

[see attached]

EXHIBIT I-1 – FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 27, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Postal Realty LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto and People’s United Bank, National Association, in its capacity as administrative agent for such lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-2 – FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 27, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Postal Realty LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto and People’s United Bank, National Association, in its capacity as administrative agent for such lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT I-3 – FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 27, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Postal Realty LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto and People’s United Bank, National Association, in its capacity as administrative agent for such lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT I-4 – FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 27, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Postal Realty LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto and People’s United Bank, National Association, in its capacity as administrative agent for such lenders.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT J – FORM OF BORROWING REQUEST

BORROWING REQUEST

People’s United Bank, National Association

250 Park Avenue, Suite 905

New York, New York 10177

Attention: [_________]

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of September 27, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Postal Realty LP, a Delaware limited partnership (the “Borrower”), each lender from time to time party thereto and People’s United Bank, National Association, in its capacity as administrative agent for such lenders. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This notice constitutes a Borrowing Request and the Borrower hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing:

(A)	Aggregate principal amount of requested Borrowing: $_________________

(B)	Aggregate principal amount of outstanding Borrowings: $_________________

(C)	Date of Borrowing (which is a Business Day):________________

(D)	Type of Borrowing: ____________________________________

(E)	Interest Period (i.e., one, two, three or six months): _____________________

(F)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [NAME OF BANK] (Account No.: ______________)

The Borrower hereby certifies that the conditions specified in paragraphs (a), (b) and (c) of Section 4.02 of the Credit Agreement have been satisfied or waived and that, after giving effect to the Borrowing requested hereby, the total Credit Exposures shall not exceed the Maximum Loan Amount.

Very truly yours,

POSTAL REALTY LP, a Delaware limited partnership

By:
Name:
Title: